EXHIBIT 10.42

AMENDED AND RESTATED PROMOTION AGREEMENT

BETWEEN

NOVARTIS PHARMACEUTICALS CORPORATION

AND

RELIANT PHARMACEUTICALS, INC.

AMENDED AND RESTATED PROMOTION AGREEMENT

This AMENDED AND RESTATED PROMOTION AGREEMENT, dated and effective the      day of April, 2005 (this “Agreement”), is made by and between Novartis Pharmaceuticals Corporation, a Delaware corporation, having offices at 59 Route 10, East Hanover, New Jersey 07936 (hereinafter “Novartis”) and Reliant Pharmaceuticals, Inc., a Delaware corporation (f/k/a Reliant Pharmaceuticals, LLC), having offices at 110 Allen Road, Liberty Corner, New Jersey 07938 (hereinafter “Reliant”).

WHEREAS, on November 16, 2000, Novartis and Reliant entered into a Promotion Agreement (as previously amended by letter agreement dated August 23, 2001, Amendment No. 2 to Promotion Agreement dated February 22, 2002, and letter agreement dated February 22, 2002; as so amended, the “Original Promotion Agreement”), pursuant to which Novartis granted to Reliant certain rights to promote the Product in the Territory (as such terms are hereinafter defined) on the terms and conditions set forth in the Original Promotion Agreement; and

WHEREAS, Novartis and Reliant desire to amend and restate the Original Promotion Agreement as set forth herein.

NOW, THEREFORE, in consideration of the following mutual promises and obligations, the parties hereby agree that Original Promotion Agreement is hereby amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, the following terms shall be defined as follows:

1.1           “Act” shall mean the Federal Food, Drug and Cosmetic Act, 21 U.S.C. 301, as it may be amended from time to time, and the regulations promulgated thereunder.

1.2           “Affiliate” shall mean all corporations or business entities which, directly or indirectly, are controlled by, control, or are under common control with Novartis or Reliant, as the case may be. For this purpose, control shall mean direct or indirect ownership of at least fifty percent (50%) of the voting shares or interest of such corporation or business entity.

1.3           “Agreement Half Year” shall mean each six (6) month period beginning either on January 1 or July 1 of any Agreement Year including Agreement Year 2005.

1.4           “Agreement Year” shall mean each twelve (12) month period of the Term of this Agreement beginning on the first day of the calendar year, including “Agreement Year 2005”, which shall mean the period commencing on January 1, 2005 and ending on December 31, 2005.

1.5           “Alternate Sales Channels” shall mean promotional services such as telemarketing, peer meetings, medical symposia and direct mail.

1.6           “ANDA” shall mean an Abbreviated New Drug Application as defined in the Act.

1.7           “Annual Net Sales Baseline” shall mean the Annual Net Sales Baseline for Agreement Year 2005 as set forth on Exhibit 1 attached hereto, as adjusted from time to time in accordance with this Agreement.

1.8           “Annual Net Sales Forecast” shall mean the Annual Net Sales Forecast for Agreement Year 2005 as set forth on Exhibit 1 attached hereto.

1.9           Intentionally Omitted.

1.10         “Change of Control” shall mean any transaction or series of related transactions in which  (i)(x) Reliant merges or consolidates with another party, (y) equity interests of Reliant are acquired by another party, or (z) Reliant enters into any other business combination transaction with another party, and immediately following any such transaction the equityholders of Reliant immediately prior to the consummation of such transaction do not own at least a majority of the shares or other equity interest of the surviving entity immediately following such transaction, or (ii) all or substantially all of Reliant’s assets are acquired by another party.

1.11         “Competitor” shall mean any entity other than Novartis and its Affiliates which, (a)  alone or together with its Affiliates, is commercially selling or promoting a Statin Product and (b) generates, together with its Subsidiaries, annual ethical pharmaceutical sales in the Territory of more than $[***] in the branded and generic market, as reported under United States generally accepted accounting principles or, in  the event that such entity does not use United States generally accepted accounting principles, the International Accounting Standards, in each case with respect to the then most recently ended fiscal year for which such financial information is available.

1.12         “Coordinator” shall have the meaning ascribed in Article 3.5(a) hereof.

1.13         “Detail” and “Detailing” shall mean an interactive face-to-face contact by a Sales Representative with a Professional, during which a promotional message involving the Product is given in accordance with the terms of this Agreement.

1.14         “Effective Date” shall mean November 16, 2000.

1.15         “Expert” shall have the meaning ascribed in Article 6.6(a) hereof.

1.16         “FDA” shall mean the United States Food and Drug Administration or any successor agency performing comparable functions.

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1.17         “Field of Use” shall mean the approved indications for the Product set forth in an NDA as of the Effective Date and as may be approved by the FDA subsequent to the Effective Date.

1.18         “First Position Detail” shall mean a Detail in which the Product is the first product discussed and the primary focus of such Detail.

1.19         “Liability” or “Liabilities” shall have the meaning ascribed in Article 10.1 hereof.

1.20         “Make Whole Amount” shall have the meaning ascribed in Article 7.8 hereof.

1.21         “Marketing Committee” shall have the meaning ascribed in Article 3.5(b) hereof.

1.22         “Marketing Plan” shall have the meaning ascribed in Article 4.7 hereof.

1.23         “Maximum Quarterly Reserve Account Balance” shall have the meaning ascribed in Article 6.3(b)(ii) hereof.

1.24         “Month” shall mean a calendar month.

1.25         “Monthly Payment” shall have the meaning ascribed in Article 6.2(a) hereof.

1.26         “Monthly Payment Amount” shall have the meaning ascribed in Article 6.3(a) hereof.

1.27         “NDA” shall mean the following approved New Drug Applications (a) 20-261 [Lescol] and (b) 21-192 [Lescol XL], each as filed by Novartis, and all subsequent submissions, supplements and/or amendments thereto, in each case as approved by FDA.

1.28         “Negotiation Termination Date” shall have the meaning ascribed in Article 6.6(a) hereof.

1.29         “Net Sales” shall mean the gross invoice price of Product sold by or on behalf of Novartis to independent, non-Affiliated, third party customers in bona fide, arm’s-length transaction, less the following deductions in respect of the Product, if not previously deducted in the amount invoiced or received:

(a)           quantity and/or cash discounts actually allowed or taken;

(b)           freight, postage and shipping insurance invoiced to the customer;

(c)           customs duties and taxes, if any, directly related to the sale;

(d)           amounts repaid or credited by reason of rejections, return of goods, in each case specifically identifiable as relating to Product;

(e)           amounts incurred resulting from governmental (or an agency thereof) mandated rebate programs;

(f)            third party rebates and chargebacks clearly and directly related to the sale of Product during the Term to the extent actually allowed;

(g)           rebates related to the Novartis discount card programs similar to the Novartis CareCardSM discount program; and

(h)           as agreed by the parties in writing, any other specifically identifiable amounts included in Product’s gross sales that were or ultimately will be credited and that are substantially similar to those listed hereinabove;

1.30         “New Effective Date” shall mean the date first shown above.

1.31         “Nonparticipating Party” shall have the meaning ascribed in Article 9.7 hereof.

1.32         “Notice of Termination” shall have the meaning ascribed in Article 7.1 hereof.

1.33         “Novartis Claims” shall have the meaning ascribed in Article 8.1(i) hereof.

1.34         “Novartis Indemnified Claims” shall have the meaning ascribed in Article 9.3 hereof.

1.35         “Novartis Indemnified Party” or “Novartis Indemnified Parties” shall have the meaning ascribed in Article 10.2 hereof.

1.36         “Novartis Infringement Indemnitees” shall have the meaning ascribed in Article 9.4 hereof.

1.37         “Novartis IP” shall have the meaning ascribed in Article 8.1(g) hereof.

1.38         “Original Promotion Agreement” shall have the meaning ascribed in the Recitals hereto.

1.39         “OTC Product” shall mean any pharmaceutical product for therapeutic use in humans containing fluvastatin as the sole pharmaceutically active substance or in combination with one or more active substances that can lawfully be sold to customers and/or patients without being prescribed by Professionals.

1.40         “Patents” shall mean those patents relating to the Product owned by or licensed to Novartis or its Affiliates set forth on Schedule 1.40 hereto, including, without limitation, reissues and extensions thereof.

1.41         “PDMA” shall have the meaning ascribed in Article 4.14 hereof.

1.42         “Primary Detail Equivalent” shall mean either (i) a First Position Detail or (ii) two and one-half (2.5) Second Position Details.

1.43         “Product” shall mean any dosage form covered by the NDA containing fluvastatin sodium as the sole pharmaceutically active substance, which is not an OTC Product.

1.44         “Professionals” shall mean physicians and other health care practitioners who are permitted by law to prescribe Product.

1.45         “Promotional Materials” shall have the meaning ascribed in Article 4.4 hereof.

1.46         “Promotion Effort” shall have the meaning ascribed in Article 4.1 hereof.

1.47         “Proprietary Information” shall mean any proprietary or confidential information communicated from one party to the other in connection or relating to this Agreement, which is identified as confidential or proprietary, or which the other party knows or has reason to know is confidential or proprietary, including, without limitation, financial, marketing, business, technical and scientific information or data, whether communicated in writing, orally or electronically.

1.48         “PSME” shall mean promotional, selling and marketing expenses including, but not limited to, clinical studies, market research, product samples, advertising, promotion and costs of and associated with the training of the Sales Force, but excluding costs to hire and manage the Sales Force.

1.49         “Quarter” shall mean a calendar quarter.

1.50         “Quarterly Payment Amount” shall have the meaning ascribed in Article 6.3(b) hereof.

1.51         “Quarterly Reserve Account” shall have the meaning ascribed in Article 6.3(b)(i) hereof.

1.52         “Quarterly Shortfall Payment Amount” shall have the meaning ascribed in Article 6.3(b) hereof.

1.53         “Quarterly Total Net Compensation” shall have the meaning ascribed in Article 6.3(b) hereof.

1.54         “Reliant Claims” shall have the meaning ascribed in Article 8.2(h) hereof.

1.55         “Reliant Indemnified Claims” shall have the meaning ascribed in Article 9.4 hereof.

1.56         “Reliant Indemnified Party” or “Reliant Indemnified Parties” shall have the meaning ascribed in Article 10.1 hereof.

1.57         “Reliant Infringement Indemnitees” shall have the meaning ascribed in Article 9.3 hereof.

1.58         “Reliant Promotion Techniques” shall have the meaning ascribed in Article 9.3 hereof.

1.59         “Reliant Split Percentage” shall have the meaning ascribed in Article 6.3(a) hereof.

1.60         “Sales Calls” shall mean any office visits to Professionals made by Sales Representatives for the purpose of Detailing the Product.

1.61         “Sales Force” shall mean Reliant’s field force of Sales Representatives and any additional personnel (full and/or part-time) hired by or on behalf of Reliant for the same purpose before or during the Term.

1.62         “Sales Representatives” shall mean sales representatives employed directly or indirectly by or under contract to Reliant who make Sales Calls, and who have been trained and equipped to make Sales Calls.

1.63         “Seasonalized Net Sales Baselines” shall mean the Seasonalized Net Sales Baselines for Agreement Year 2005 as set forth on Exhibit 2 attached hereto.

1.64         “Second Position Detail” shall mean a Detail in which the Product is the second product discussed and the secondary focus of such Detail.

1.65         “Staffing Baseline” shall have the meaning ascribed in Article 4.3(a) hereof.

1.66         “Statin Product” shall mean a pharmaceutical product not sold by Novartis or any of its Affiliates which contains an HMG CoA reductase inhibitor (as the sole pharmaceutically active substance or in combination with one or more other pharmaceutically active substances).

1.67         “Term” shall have the meaning ascribed in Article II hereof.

1.68         “Termination Date” shall have the meaning ascribed in Article 6.3(c) hereof.

1.69         “Termination Payment Amount” shall have the meaning ascribed in Article 6.3(c) hereof.

1.70         “Termination Shortfall Payment Amount” shall have the meaning ascribed in Article 6.3(c) hereof.

1.71         “Territory” shall mean the United States of America, and its territories and possessions, including without limitation, the Commonwealth of Puerto Rico.

1.72         “Third Party Infringement” shall have the meaning ascribed in Article 9.7 hereof.

1.73         “Trademarks” shall mean Lescol® and/or such other trademarks as Novartis or an Affiliate of Novartis shall duly register with the United States Patent and Trademark Office which are utilized by Novartis and/or its Affiliates in the Territory to identify the Product, including, without limitation, the trademarks set forth on Schedule 1.73 hereto, and all trade names used by Novartis in the Territory to identify the Product.

1.74         “VA” shall mean the U.S. Department of Veterans Affairs.

1.75         “VA Adjustment Factor” shall mean $[***] per capsule and per tablet of the Product, which amount may be increased by Novartis every Agreement Half Year commencing July 1, 2005, in Novartis’ good faith and in its sole and reasonable discretion, to reflect Novartis’ material increased costs relating to the manufacture of the Product, including, without limitation, inflation, exchange rate fluctuations, material increases in the cost of raw materials or Product components and proportional changes in the utilization among the three dosage forms of the Product; provided, however that any increase in the Adjustment Factor shall not be greater than [***] percent ([***]%) in any given twelve (12) month period. Any proposed increase to the Adjustment Factor in excess of [***] percent ([***]%)  in any given twelve (12) month period shall require the prior written consent of Reliant following review of applicable documentation submitted by Novartis in support of such proposed adjustment.

1.76         “VA Contract” shall mean the letter agreement, dated July 28, 2003, between VA and Novartis, a copy of which is attached hereto as Schedule 1.76.

1.77         “VA Net Sales” shall mean the gross invoice price of Product sold by or on behalf of Novartis to the VA under the VA Contract, less the following deductions in respect of the Product, if not previously deducted in the amount invoiced or received:

(a)           the VA Adjustment Factor, as adjusted from time to time; and

(b)           the items described in subsections (a), (b) and (f) of the definition of Net Sales in Article 1.29 hereof.

ARTICLE II

TERM

The term of this Agreement (the “Term”) shall be the period commencing on the New Effective Date and terminating on December 31, 2007, unless terminated earlier pursuant to the provisions herein. Notwithstanding the above, Reliant shall have the right, upon written notice to Novartis prior to October 1, 2007, to elect to extend the Term for one (1) additional Agreement Year terminating on December 31, 2008. If Reliant elects to extend the Term for an additional Agreement Year, the parties will in good faith negotiate staffing levels, number of Details, PSME, compensation and any other material terms not otherwise addressed herein for Agreement Year 2008.

ARTICLE III

GRANT

3.1           Grant of Promotion Rights. During the Term, subject to the terms of this Agreement, and subject to rights specifically retained by Novartis hereunder to promote, market, Detail

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and sell the Product, Novartis hereby grants Reliant the exclusive right to promote, market and Detail (but not to sublicense, subcontract or otherwise transfer or delegate its obligation to promote, market and Detail except as may be authorized by the Marketing Plan, as set forth on Schedule 3.1 attached hereto or as provided in Article 15.9 below) the Product in the Field of Use under the Trademarks through its Sales Force or Alternate Sales Channels to Professionals in the Territory. Subject to the last sentence of this Article 3.1, Novartis (i) reserves the exclusive right, upon prior written notice to Reliant, to enter into any agreements with managed care entities and institutional customers (e.g., mail order houses, pharmacy benefit management companies and the U.S. Government, including but not limited to, the VA program) with regard to the Product, (ii) retains the right, upon prior written notice to Reliant, to conduct Phase IV development for the Product; provided that Reliant shall only be obligated to fund any such Phase IV development projects as are approved in advance and in writing by the Marketing Committee, (iii) retains the right to promote, market and detail the Product at its own cost and expense, (iv) retains all other rights in and to the Product, including, but not limited to, the NDA, all pre-clinical and clinical data, the Drug Master File and all manufacturing, patent and trademark rights and (v) retains the right to institute, administer and maintain discount programs of the type described in Article 1.29(g) above, and except as (a) required to comply with its obligations hereunder and (b) may be agreed to by the parties, nothing herein shall give Reliant the right to use or reference the NDA or to market the Product as anything other than a Novartis product, or to use or reference the NDA to market a similar product. The foregoing notwithstanding, Novartis shall (A) coordinate with Reliant the exercise of the rights that Novartis has retained hereunder, including, without limitation, the rights enumerated in clauses (i), (ii), (iii), (iv) and (v) of this Article 3.1, (B) provide Reliant with reasonable prior written notice of Novartis’ intention to exercise such retained rights (or any of them), (C) permit Reliant to have an active role in the exercise of such retained rights, including without limitation, allowing Reliant to actively participate in Novartis’ relationships with managed care entities and institutional customers and (D) only exercise such rights in a manner consistent with the Marketing Plan, as in effect from time to time.

3.2           Non-compete. During the Term and for any period after the Term in which Novartis is obligated to compensate Reliant pursuant to Article 6.2(b), except for the Product in accordance with this Agreement and except as otherwise agreed by the parties, Reliant shall not market, promote, Detail, advertise or otherwise sell any product containing fluvastatin.

3.3           Retention of Rights. Except as otherwise provided herein, nothing in this Agreement shall, during or after the Term hereof, give Reliant any of Novartis’ rights in or to the Product, including, but not limited to, Novartis’ rights in or to trademarks, copyrights, the NDAs, ANDAs, Drug Master Files, patent rights, preclinical or clinical data, manufacturing rights relating to the Product, or any supply of the Product or the active ingredient thereof. Novartis may, in its sole discretion or as required by applicable laws, on reasonable prior written notice to Reliant, supplement the NDA, or change package inserts at any time during the Term or thereafter. Reliant recognizes Novartis’ title to the Trademarks, and shall not at any time, during or after the Term, do or knowingly suffer to be done any act or thing which will in any way impair the rights of Novartis in or to said

Trademarks. Notwithstanding the foregoing, Novartis hereby grants to Reliant the exclusive right and license (except as to Novartis and its Affiliates) to use said Trademarks in connection with the promotion, marketing and Detailing of the Product during the Term, or as required by law and to discharge its obligations under this Agreement, in accordance with the terms hereof. It is understood that Reliant shall not acquire and shall not claim any title to said Trademarks adverse to Novartis by virtue of the rights granted under this Agreement or through Reliant’s use of the Trademarks, it being the intention of the parties that all goodwill and improved reputation generated by Reliant and use of the Trademarks shall inure to the benefit of Novartis and any use of the Trademarks by Reliant shall cease at the end of the Term hereof.

3.4           OTC Products. Novartis retains the right, at its sole discretion, to commercialize or to have commercialized any OTC Product during Agreement Year 2005 without any payment obligation to Reliant for such commercialization, except as expressly set forth in this Agreement. Thereafter, as provided in Article 5.11, there shall be no restriction on Novartis’ right to commercialize or have commercialized any product, whether such product would constitute a Product, an OTC Product or otherwise.

3.5           Cooperation Structure.

(a)           Coordinator. Each Party shall appoint an authorized representative (“Coordinator”) for the exchange of all communications related to the promotion, marketing, Detailing and selling of the Product.

(b)           Marketing Committee. The Coordinators shall establish a Marketing Committee (the “Marketing Committee”) directed and chaired by Novartis and consisting of equal number of representatives from each party which will meet at least once per Quarter, to formulate, coordinate, and implement the Marketing Plan. The Marketing Committee shall act based on the agreement of a majority of the members of the full Marketing Committee regardless of the number present when voting occurs. Any component of the Marketing Plan may be amended during the relevant Agreement Year by agreement of a majority of the members of the Marketing Committee and with the approval of the Steering Committee.

(c)           Steering Committee. In addition to the Marketing Committee, a Steering Committee consisting of three (3) members of senior management from each of Novartis and Reliant shall meet at least twice annually for the purposes of approving, discussing and, if necessary, modifying the Marketing Plan.

(d)           Disputes. The parties will use their commercially reasonable efforts to resolve any disputes arising with respect to issues directly related to the Marketing Plan by good-faith negotiation and mutual discussion. Upon written request of either party, a Reliant senior executive shall meet with a senior executive from Novartis to attempt to resolve any such disputes. In the event the parties fail to resolve their dispute by the foregoing methods and such dispute relates to issues which, in the reasonable opinion of counsel to Novartis, (i) could reasonably present (A) material legal issues that adversely impact the NDA or have an adverse effect on Novartis or (B) material regulatory compliance issues or (ii) could reasonably give rise to a material liability of Novartis, then in such instances, Novartis shall retain the right to ultimately decide disputes escalated to this level.

3.6           Reliant Intellectual Property. Except as expressly set forth herein, nothing in this Agreement shall be deemed to grant Novartis any rights in or to, and Novartis shall have no rights in or to, any trademarks, trade names, trade dress, service marks, service names, logos, designs or other intellectual property of Reliant, including, without limitation, right in the trademarks “Reliant Pharmaceuticals,” “Reliant” or any variations thereof.

ARTICLE IV

SERVICES OF RELIANT

4.1           Product Promotion. In accordance with the Marketing Plan, and subject to the Act and any applicable state laws and regulations, as well as the provisions of this Agreement, Reliant shall, at its sole expense (as between Reliant and Novartis), use its commercially reasonable efforts to promote the Product to Professionals, and to persuade such Professionals to prescribe and use the Product, through the use of verbal, graphic, written and promotional materials. All such statements, core selling messages and materials to be utilized by Reliant to promote the Product shall be consistent with the annual Marketing Plan jointly developed by Reliant and Novartis and, if applicable, shall be subject to the prior approval of the FDA in accordance with Article 4.8 below. Prior to January 1 of each of Agreement Years 2006 and 2007, Novartis shall provide to Reliant a list of Professionals to whom to promote the Product; provided, however, that Novartis shall have the right, in its sole discretion, to revise such list no more than two times during each of Agreement Years 2006 and 2007 by providing a revised list to Reliant prior to May 1 and/or November 1 of each such Agreement Year. In performing its obligations pursuant to this Agreement, Reliant will exercise the same diligence it employs with respect to the other products it promotes in the Territory (“Promotion Effort”). Reliant will cause the Sales Force and Reliant employees and agents acting on Reliant’s behalf to comply with this Agreement and all applicable state and federal laws and regulations in connection with the promotion, marketing and Detailing of the Product. It is understood, and Reliant agrees, that it will be accountable for any act or omission of the Sales Force to comply with Reliant’s obligations under this Agreement.

4.2           Representations to Customers. Reliant will not make any false or misleading representations to customers or others regarding Novartis or the Product and will not make any representations, warranties or guarantees with respect to the specifications, features or capabilities of the Product that are not consistent with the applicable current FDA approved labeling, package insert or other documentation accompanying or describing the Product, including Novartis’ standard limited warranty and disclaimers, and that has been provided to Reliant by Novartis or otherwise approved by Novartis pursuant to Article 4.8. Reliant shall not make any negative statements about any other Novartis products in an effort to promote the Product; provided that Reliant, may, in compliance with applicable law promote and market products competitive with products of Novartis other than the Product.

4.3           Staffing.

(a)           Agreement Year 2005. During Agreement Year 2005, subject to Article 6.6(a), the Sales Force will be staffed with a total number of Sales Representatives representing at least [***] full time equivalents, of which an appropriate number (as reasonably determined by Reliant) will be field managers. Except as otherwise set forth herein, at no time during Agreement Year 2005 will the Sales Force be staffed with less than [***] percent ([***]%) of [***] full time equivalent Sales Representatives (the “Staffing Baseline”), whereby [***] Sales Representatives detailing the Product full-time in the second position shall equal [***] Sales Representative detailing the Product full time in the first position. For the avoidance of doubt, no less than [***] percent ([***]%) of the promotional effort will be provided by First Position Details. The ratio of Sales Representatives working part time shall at no time exceed [***]percent ([***]%). Reliant shall use commercially reasonable efforts to promptly fill all vacant positions within the Sales Force resulting from terminations or resignations. In the event that Reliant fails to maintain the Staffing Baseline and Novartis provides Reliant with written notice of such failure to comply which failure is uncured by Reliant after sixty (60) days of receipt of Novartis’ written notice, Reliant’s share of incremental profit above the Annual Net Sales Baseline for Agreement Year 2005 will be reduced by the amount equal to the difference between (a) the amount that would have been expended by Reliant had Reliant maintained the Staffing Baseline during Agreement Year 2005 and (b) the amount actually expended by Reliant to provide the actual level of Sales Force staffing in Agreement Year 2005, in each case using a cost per Sales Representative of [***]dollars ($[***]). Such reduction of Reliant’s share of the incremental profit over the Annual Net Sales Baseline will be in the form of a payment from Reliant to Novartis within ninety (90) days of receipt of Novartis’ written notice referred to in the preceding sentence and will not be subject to limitations applicable to payments by Reliant to Novartis under Article 6.3. Such reduction in Reliant’s share of the incremental profit over the Annual Net Sales Baseline shall be Novartis’ exclusive remedy for breach by Reliant of its obligation to maintain the Staffing Baseline, provided, however that this limitation shall not apply in the event that the Reliant’s full time equivalent Sales Representatives for Agreement Year 2005 is less than [***] percent ([***]%).

(b)           Primary Detail Equivalents. Subject to Article 6.6, in each Agreement Year commencing with Agreement Year 2006, Reliant Sales Representatives shall make not less than [***] and not more than [***] Primary Detail Equivalents for each such Agreement Year, with at least [***] ([***]%) of all such Primary Detail Equivalents in each Agreement Year being First Position Details. For Agreement Years 2006 and 2007 only, Novartis shall reimburse Reliant on a monthly basis for each Primary Detail Equivalent that occurred during such

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Month at a rate of [***] dollars [***] ($[***]) per Primary Detail Equivalent for Agreement Year 2006 and [***] dollars [***] ($[***]) per Primary Detail Equivalent for Agreement Year 2007. Notwithstanding the above, Novartis shall not reimburse Reliant for any Primary Detail Equivalents in excess of the aggregate maximum Primary Detail Equivalents established for the applicable Agreement Year. Such reimbursement shall to be made within thirty (30) days following the receipt by Novartis of an invoice therefor, including satisfactory documentation of such Primary Detail Equivalents.

4.4           Promotional Materials. In addition to Reliant’s obligations pursuant to Articles 4.1 and 4.2 hereunder, and except as otherwise provided in this Agreement, Reliant, at its sole expense, will create, develop, produce or otherwise obtain, and utilize promotional, marketing, educational and training materials (“Promotional Materials”) which are necessary to support fully the Promotion Effort for the Product. Such Promotional Materials shall include, by way of example, Detailing aids; leave items; journal advertising; educational programs; formulary binders; appropriate reprints and reprint carriers; product monographs; patient support kits; materials to support the handling of physician requests; convention exhibit materials; direct mail; market research survey and analysis; training materials (except as set forth in Article 5.3 hereunder); and scripts for telemarketing and teleconferences. At a minimum, such Promotional Materials shall include at least one Detailing aid and one leave item. Subject to Article 3.6 above, Novartis shall own all right, title and interest in and to any Promotional Materials produced by Reliant pursuant to this Article 4.4 including applicable copyrights and, if applicable, trademarks. Reliant shall provide assistance, as reasonably requested by Novartis, in connection with the filing by Novartis, at Novartis’ expense, of appropriate copyright and trademark applications with respect to the Promotional Materials. Novartis hereby grants to Reliant the exclusive right (except as to Novartis), during the Term, to use in the Territory all Promotional Materials produced by Novartis or Reliant with respect to the Product, subject to Novartis’ prior approval (which approval will not be unreasonably withheld, conditioned or delayed) of said Promotional Materials pursuant to Article 4.8 below. Subject to Article 4.8 and to applicable law, Reliant shall have the right to use Reliant’s trademarks, and include the name “Reliant” or any variation thereof on the Promotional Materials developed by Reliant subsequent to the Effective Date and on Product labels and packaging. In order to assist Reliant in adapting Novartis-produced material for promotion, marketing and Detailing of the Product to Professionals, Novartis shall provide Reliant with timely access to and use of Novartis’ relevant mechanicals and print production materials, which, subject to the approval of Novartis (which approval will not be unreasonably withheld conditioned or delayed), Reliant may duplicate or have duplicated at its own cost. Alternatively, at Reliant’s request, Novartis may agree to have duplicated such materials for Reliant at Reliant’s cost. Following final approval by Novartis of all Promotional Materials, as described above, Reliant shall provide Novartis, consistent with Reliant’s obligations under Articles 4.11 and 5.3 hereof, with the requisite

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number of copies so as to allow Novartis to satisfy its obligation to file same with the FDA simultaneously with their first use by Reliant.

4.5           PSME.

(a)           Agreement Year 2005. For Agreement Year 2005, subject to Article 6.6(a), Reliant will contractually commit PSME of no less than twenty five million dollars ($25,000,000), and during the first Agreement Half Year of Agreement Year 2005, Reliant will contractually commit PSME of no less than [***] dollars ($[***]). In the event that the PSME commitment for Agreement Year 2005 falls more than [***] percent ([***]%) below twenty five million dollars ($25,000,000) and Novartis provides Reliant with written notice of such failure to comply with the terms of this Article 4.5(a), which failure is uncured by Reliant, Reliant’s share of the incremental profit over the Annual Net Sales Baseline for Agreement Year 2005 will be reduced by the amount equal to the difference between (a) the amount that would have been expended by Reliant had Reliant complied with its obligations under this Article 4.5(a) during Agreement Year 2005 and (b) the amount actually expended by Reliant in connection with this Article 4.5(a) (the “PSME Shortfall Amount”). Such reduction of Reliant’s share of the incremental profit over the Annual Net Sales Baseline will be in the form of a payment from Reliant to Novartis within ninety (90) days of receipt of Novartis’ written notice referred to in the preceding sentence and will not be subject to limitations applicable to payments by Reliant to Novartis under Article 6.3. Such reduction shall be Novartis’ exclusive remedy for breach by Reliant of its obligations under this Article 4.5(a); provided, however that this limitation shall not apply in the event that (i) the contractually committed PSME in the first Agreement Half Year of Agreement Year 2005 (January 1 through June 30) is less than [***] dollars ($[***]) and/or (ii) the PSME Shortfall Amount is greater than [***] dollars ($[***]). Novartis shall have no obligation to reimburse Reliant for PSME for Agreement Year 2005.

(b)           Agreements Years 2006 and 2007. For each Quarter during Agreement Years 2006 and 2007, Novartis, after consultation with Reliant, will determine and advise Reliant in writing of the appropriate required PSME amount for the Product, which shall be subject to adjustment pursuant to Article 6.6. It is currently anticipated that the total annual required PSME amount for each such Agreement Year will be [***] dollars ($[***]). Novartis shall reimburse Reliant on a monthly basis for all PSME actually expended by Reliant during Agreement Years 2006 and 2007 which does not exceed in the aggregate the required PSME amount established by Novartis for the applicable period, such reimbursement to be made within ten (10) days following the receipt by Novartis of a monthly non-personal PSME report.

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4.6           Requests for Information.

(a)           Requests from Professionals. The parties acknowledge that each may receive requests for medical information concerning the Product from medical professionals. The parties agree to coordinate all professional services activities through Novartis, who shall be the responsible party for responding to all such requests. Novartis shall promptly provide Reliant with (i) copies of all written materials and (ii) written summaries of all oral advice, provided by Novartis in response to such inquiries.

(b)           Requests from Others. The parties also agree to establish a working group of representatives from each party who will discuss procedures to address medical inquiries relating to managed healthcare customers, trade relations, customer service and indigent patients, but Novartis shall have sole responsibility for taking or not taking any such recommended actions at Novartis’ expense.

4.7           Marketing Plan. At a time consistent with the Novartis business planning process of each Agreement Year, Reliant and Novartis shall prepare the marketing plan for the upcoming Agreement Year (the “Marketing Plan”) in accordance with the process set forth in Article 3.5 hereof. Novartis shall provide Reliant with timelines for development of business plans and the Marketing Plan for the following Agreement Year no later than January 31 of then current Agreement Year. The Marketing Plan shall be in sufficient detail to allow Novartis to evaluate Reliant’s strategy and tactics for promotion of the Product and to allow Novartis to reasonably determine that Reliant intends (i) to support fully its Promotion Effort as required by this Article IV and (ii) to otherwise comply with its obligations pursuant to this Article IV. Each Marketing Plan will include, without limitation, a mutually agreed framework for dealing with managed care accounts.

4.8           Promotional Material Review Process. Reliant will submit all Promotional Materials developed pursuant to Article 4.4 to the Novartis promotional review core team for review, comment and approval at least ten (10) working days prior to scheduled core team meetings to finalize such materials. Reliant shall not use any such materials not approved by Novartis, and, if applicable, the FDA. Reliant’s obligation hereunder applies regardless of the intended usage or audience of the materials. Novartis shall provide its comments and its determination to Reliant within three (3) weeks of Novartis’ receipt of each such item of promotional material, unless otherwise agreed. If such comments or determination is not received by Reliant within such three (3) week period, the Promotional Materials shall be deemed approved by Novartis and Reliant shall be authorized to finalize and use same, subject to any required approval by FDA. To facilitate such review and approval process, upon execution of this Agreement, Novartis shall appoint its Coordinator as Reliant’s contact for this purpose. The parties also agree to attempt to facilitate the review process through the use of teleconferencing and videoconferencing, where appropriate.

4.9           Intentionally Omitted.

4.10         Reporting Requirements.

(a)           Agreement Year 2005. Within forty-five (45) days after the close of each six (6) month period of Agreement Year 2005, appropriate representatives of Reliant shall meet with appropriate representatives of Novartis. At least five (5) days before such meeting, Reliant will present to Novartis a written status report summarizing Reliant’s activities pursuant to this Agreement for that prior six (6) month period, including (a) Sales Representative and field manager turnover, (b) the total number of Sales Calls, (c) the number of days in the field per Sales Representative, (d) the number of calls per day per Sales Representative, (e) the number of Details per Sales Call, (f) the ratio of Sales Calls to targeted Professionals compared to total Sales Calls, (g) the percentage of targeted Professionals actually Detailed  and (h) if applicable, a summary of all other Alternative Sales Channels activities engaged in by Reliant in order to support fully the Promotion Effort pursuant to this Article IV.

(b)           Agreement Years 2006 and 2007.

(i)            Within twenty-five (25) days after the close of each Month of Agreement Years 2006 and 2007, Reliant shall provide Novartis with a status report in electronic format in the form attached hereto as Schedule 4.10(b)(i), which status report will summarize Reliant’s activities pursuant to this Agreement for such prior Month and on an Agreement Year-to-date basis, including (a) the amount of PSME spent to date, (b) the total number of Sales Calls, (c) the number of days in the field per Sales Representative, (d) the number of Sales Calls per day to targeted Professionals, (d) the number of Sales Calls which resulted in an actual Detail of a targeted Professional, including (i) the number of times each targeted Professional is actually Detailed and (ii) the percentage of targeted Professionals actually Detailed, in each case providing separate numbers for First Position Details and Second Position Details, (f) a comprehensive summary of the Sales Representative vacancy rate for the Territory, including the number of days and specific dates in which each sales territory has been vacant, (g) information pertaining to the Sales Representatives including (A) the number of Sales Representatives, (B) a breakout of sales teams and (C) the Sales Representative turnover (including the number of reassignments) and (h) if applicable, a summary of all other Alternative Sales Channels activities engaged in by Reliant in order to support fully the Promotion Effort pursuant to this Article IV.

(ii)           Within the later of (A) forty-five (45) days after the close of each Month of Agreement Years 2006 and 2007 or (B) promptly following receipt by Reliant of the applicable data from the vendor, Reliant shall provide Novartis with physician level data in electronic AFCII flat file format as specified on Schedule 4.10(b)(ii) attached hereto.

(c)           Call Reports. During the Term, in addition to Reliant’s reporting requirements in Articles 4.10(a) and (b), Reliant will provide Novartis with call activity reports on a Monthly and Agreement Year-to-date basis.

(d)           Retention of Records. Reliant shall maintain full and accurate records of call reports and other promotional activities for no less than three (3) years after the end of each Agreement Year. Reliant shall permit Novartis to have such records examined by an independent auditor retained by Novartis and acceptable to Reliant during regular business hours and upon reasonable advance notice, but not later than three (3) years following the rendering of any such reports, and no more often than twice per Agreement Year during the Term or calendar year thereafter. Such independent auditor shall keep confidential any information obtained during such examination, shall report to Novartis only the results of the audit of the items listed in clauses (a) through (h) of Articles 4.10(a) and (b) and the amount of PSME incurred pursuant to Article 4.5 and shall not unreasonably interfere with Reliant’s operations. Any such information so reviewed and any such information reported to Novartis shall be considered the Proprietary Information of Reliant. The fees and expenses relating to the services of the said independent auditor in accordance with this Article 4.10(d) shall be borne by Novartis, provided, however, that Reliant shall reimburse Novartis for such fees and expenses in the event the audit reveals an error equal to or exceeding five percent (5%) of (i) any of the items listed in clauses (a) through (h) of Article 4.10(a) or (b), as applicable, and/or (ii) the amount of PSME incurred pursuant to Article 4.5 (so long as the magnitude of the error with respect to such amount of PSME exceeds fifty thousand dollars ($50,000)).

4.11         Assistance. Each party agrees to provide to the other all reasonable assistance and take all actions reasonably requested by the other party that are necessary to enable the other party to comply with any law or regulation applicable to the Product, including, but not limited to, Novartis meeting its reporting and other obligations under Article 5.3. Such assistance and actions shall include, among other things: (a) both parties promptly reporting to the other adverse drug reactions of which it becomes aware, so as to permit Novartis to meet its FDA reporting and other obligations in a timely fashion; and, in this regard, Novartis will provide Reliant with all applicable internal procedures, reporting forms and contacts to allow Reliant to promptly report to Novartis any adverse drug reactions, (b) each party carrying out any FDA-mandated notifications relating to the Product, (c) Reliant timely transmitting to the appropriate Novartis personnel copies of all Promotional Materials required to be filed with the FDA, so as to permit Novartis to meet its FDA reporting and other obligations in a timely fashion, (d) each party immediately notifying the other of any material inquiry or other contact by the FDA or any other governmental agency or authority with such party or its Affiliates relating to the Product, except that Novartis will notify Reliant of all such inquiries or contacts which, in the reasonable opinion of counsel to Novartis, may affect or impact Reliant’s rights and/or obligations under this Agreement and (e) Novartis promptly notifying Reliant of any regulatory action with respect to the Product.

4.12         Sales Tax Reporting Requirements. Reliant shall provide to Novartis a periodic accounting (but not more than twice per year) of the distribution of Promotional Materials on a state-by-state basis for the purpose of Novartis complying with its state sales tax reporting requirements.

4.13         Compliance. Reliant, through its Sales Force and Alternate Sales Channels or otherwise, shall make no statements, claims or undertakings to any person with whom they discuss or promote the Product that are inconsistent with the Marketing Plan, Promotional Materials and the FDA approved labeling for the Product. Reliant, its employees, representatives and agents shall not offer, pay, solicit or receive any remuneration to or from Professionals, in order to induce referrals of or purchase of the Product. The Sales Force shall have no direct contact with, nor shall the Sales Force be involved with the delivery of Product to patients of Professionals, other than delivery of samples directly to Professionals authorized to prescribe the Product. The Sales Force shall be trained in connection with compliance with Sec. 1128B(b) of the Social Security Act and the AMA Guidelines on Gifts to Physicians from Industry, prior to engaging in promotion of the Product.

4.14         Compliance with PDMA. Reliant shall require all Sales Representatives to comply with applicable Sections of the Prescription Drug Marketing Act of 1987, as amended, the applicable regulations promulgated thereunder (“PDMA”), state laws and regulations governing the storage and distribution of pharmaceutical samples. Sales Representatives shall also comply with the Sample Accountability Policies and Procedures of Novartis including those set forth in Schedule 4.14. All such policies in effect as of the New Effective Date are attached to this Agreement as Schedule 4.14, and any modifications thereto shall be delivered to Reliant promptly, and in any event not less than seven (7) days prior to effectiveness of such modifications.

ARTICLE V

ADDITIONAL AGREEMENTS OF NOVARTIS

5.1           Obligations of Novartis. In accordance with the provisions of this Agreement and all applicable laws and regulations, Novartis shall, at its cost and expense, (a) use commercially reasonable efforts to perform or cause to be performed all Product manufacture, labeling, packaging, warehousing, distribution, order entry, customer services and all other activities to supply and distribute the Product in order to fill all orders generated by Reliant activities hereunder in a timely and efficient manner, and (b) maintain Product inventory at levels sufficient to satisfy at least one hundred percent (100%) of the annual Net Sales forecast set forth on Exhibit 1 for Agreement Year 2005 and the annual Net Sales forecasts developed by Novartis for each Agreement Year thereafter, plus a “safety stock” at levels comparable to other Novartis products, but in any event no less than a [***] supply based on the then current Net Sales forecast. Prior to Agreement Year 2006, should demand for the Product either fall short of or exceed the parties’ joint forecast, neither party will be responsible to compensate the other in any way for such shortfall or excess, except as provided in Article VI. From and after Agreement Year 2006 should demand for the Product either fall short of or exceed the then current Net Sales forecast, neither party will be responsible to compensate the other

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in any way for such shortfall or excess, except as provided in Article VI. However, should Novartis encounter supply problems which cause the Product to remain on backorder for [***], upon written notice from Reliant, the Term shall be extended for a period of time equal to the period of sustained backorder and Reliant shall not be responsible for any shortfall which may arise during the period of sustained backorder or as a direct result thereof. Novartis shall accept all orders for the Product in conformity with the pricing determined by Novartis pursuant to Article 5.6, subject to Novartis’ standard sales term and conditions. Such standard sales terms and conditions in effect as of the Effective Date are attached to this Agreement as Schedule 5.1, and any modifications thereto shall be delivered to Reliant promptly, and in any event not less than fifteen (15) days prior to effectiveness of such modifications. Novartis shall promptly provide Reliant with written notice in the event that its supply of “safety stock” of the Product falls below the levels required by this Article 5.1.

5.2           Manufacturing Activities. The Product to be manufactured by or for Novartis for sale in the Territory shall be manufactured to meet all specifications for the Product in accordance with the NDA, cGMP’s and in compliance with all other applicable federal, state and local laws, rules, regulations and requirements of the Territory and at the time of shipment shall not be adulterated or misbranded within the meaning of the Act. It is understood, and Novartis agrees, that it will be accountable for any act or omission of any third party acting for or on behalf of Novartis to comply with Novartis’ obligations under this Agreement.

5.3           Compliance with Regulatory Requirements. Unless otherwise required by law, Novartis will retain exclusive authority and responsibility for complying with all regulatory requirements and maintaining all government agency contacts relating to the Product, including, but not limited to, maintaining and updating of the NDA, the development and submission of applications for new indications (if any, and at its sole discretion based on its reasonable business judgment), the reporting of any adverse drug reactions to the FDA, the compliance of Promotional Materials with FDA rules and regulations, the filing of Promotional Materials with the FDA, and payment of Medicaid and other governmental rebates which in Novartis’ sole judgment are due and owing. Novartis shall comply in a timely manner with all of its obligations hereunder, including the filing of all necessary reports and other required documentation with the FDA. Nothing herein shall obligate Novartis to seek FDA approval for additional Product indications. Nothing herein shall relieve Reliant of its obligations pursuant to this Agreement, including, but not limited to, Article 4.10.

5.4           Intentionally Omitted.

5.5           Training. During the Term, Novartis will have no obligation to train the Sales Force; provided, however, that from time to time Novartis may request that Reliant’s training and/or Promotional Materials be updated within sixty (60) days of such request to reflect new developments in connection with the Product, and Reliant’s consent to make any

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such updates shall not be unreasonably withheld or delayed. Reliant may request Novartis’ assistance in training on new developments in connection with the Product. Any such request shall be made with reasonable notice to Novartis, and any additional training pursuant to this Article 5.5 shall be entirely at Reliant’s expense. Novartis shall use commercially reasonable efforts to comply with any such request by Reliant.

5.6           Sales; Pricing. Novartis shall book all sales of the Product in the Territory, and shall be responsible for the pricing of the Product, including, but not limited to, the timing of pricing changes and any discounting, shall be at Novartis’ sole discretion; provided, however, that in establishing the price of the Product, Novartis will attempt to price the Product in such a way as to ensure that it remains competitive in the marketplace; and provided, further, that the Product will not be bundled or integrated with other products or services in a way which does not result in the Product being sold for its fair arm’s length market value. Reliant will be notified by Novartis of any price changes prior to such changes becoming effective. During the Term, Novartis will notify Reliant promptly, but in any event at least seven (7) business days prior to the effective date of any new pricing for the Product. With regard to managed care/institutional contracting, Novartis’ obligation under the preceding sentence shall be discharged when Novartis provides to the Marketing Committee the range of discounted pricing that its National Account Managers are authorized to provide to managed care and other institutional customers.

5.7           Sales Reports. During the Term, Novartis shall provide Reliant with the following reports:

(a)           A Monthly update of Net Sales in Novartis’ standard accounting format (a sample of which is attached hereto as Schedule 5.7(a)), as it becomes available to Novartis’ employees with responsibility for the Product and this Agreement in the normal course of business, but in no event later than the 7th day of the Month immediately following the Month in which the Net Sales that are the subject of the update were booked;

(b)           No later than seven (7) days after the close of each Month, Novartis shall provide Reliant with a report in electronic format in the forms attached hereto as Schedules 5.7(b), which reports will summarize instances in which the Product has remained on backorder for at least [***] successive weeks;

(c)           No later than seven (7) days after the close of each Month, Novartis shall provide Reliant with a report in electronic format in the forms attached hereto as Schedules 5.7(c), which reports will set forth (i) the net sales price per tablet for the Product during the immediately preceding Month and (ii) the shipments and Net Sales by SKU for the Product during the immediately preceding Month; and

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(d)           No later than one (1) business day following each day on which Novartis books sales of the Product, Novartis shall provide Reliant with a report in electronic format in the form attached hereto as Schedule 5.7(d), which report will set for the Net Sales for the immediately preceding day.

5.8           Intentionally Omitted.

5.9           Sales Force. Reliant shall select the name and the logo for the Sales Force and shall own all title and interest in and to such name and/or logo.

5.10         Samples. Novartis will provide Product samples to Reliant at the net costs set forth on Exhibit 3 attached hereto. Novartis will ship, at Reliant’s cost, samples to a warehouse facility designated by Reliant upon receipt of a purchase order from Reliant. A batch quantity of Product samples will be the minimum requirement specified on each purchase order. For the purposes of this Article 5.10 batch quantities shall mean the following: (i) 20 mg — [***] capsules, (ii) 40 mg — [***] capsules and (iii) 80 mg XL — [***] tablets.

5.11         Exclusivity. During Agreement Year 2005 and in the event that this Agreement is terminated by Reliant during Agreement Year 2005 pursuant to Articles 7.1, 7.2, 7.3, 7.4, 7.5 or 7.7, for a period of two (2) years from such termination (the “Exclusivity Period”), other than with respect to the OTC Product and the Product (which during the Term shall be limited to the extent required and/or permitted under this Agreement), Novartis shall not, directly or indirectly, develop, seek to develop, manufacture, cause to manufacture, market, promote or otherwise sell in the Territory, any product containing fluvastatin nor during such period shall any successor to Novartis or any business enterprise acquired by Novartis after the Effective Date (whether by merger or asset acquisition or otherwise) develop, seek to develop, manufacture, cause to manufacture or market in the Territory any product containing fluvastatin not approved by the FDA as of the date of the merger or acquisition. In the event that any Affiliate of, or successor to Novartis takes any action during the Exclusivity Period that is prohibited by the foregoing (other than with respect to the development, manufacture or marketing of any non-branded product) it shall constitute a breach of this Agreement to the same extent as if Novartis had taken such action itself. From and after the end of the Exclusivity Period, Novartis, itself or through any of its Affiliates or any third party within and without the Territory, shall have the right to develop, seek to develop, manufacture, cause to manufacture, market, promote or otherwise sell products containing fluvastatin, and Reliant shall have no rights with respect to any such products other than the rights of Reliant specifically provided herein with respect to the Product.

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ARTICLE VI

COMPENSATION

6.1           Intentionally Omitted.

6.2           Compensation to Reliant.

(a)           Agreement Year 2005. For Agreement Year 2005, subject to Article 6.2(b), Reliant shall be compensated based upon a percentage of incremental Net Sales achieved above a pre-set and fixed Annual Net Sales Baseline. Exhibit 1 outlines the Annual Net Sales Baseline for Agreement Year 2005 and the agreed percentage of Net Sales above the baseline that will be paid to Reliant by Novartis for Agreement Year 2005. Exhibit 2 presents a Seasonalized Net Sales Baseline on a Monthly basis for Agreement Year 2005. During Agreement Year 2005, Reliant will be compensated on a Monthly basis for Net Sales above the Seasonalized Net Sales Baseline using the annual percentages outlined in Exhibit 1 (each a “Monthly Payment”), as further described in Article 6.3 hereof.

(b)           After Agreement Year 2005 and/or Termination. From and after the earlier to occur of the date of the termination of this Agreement (subject to the last sentence of this Article 6.2(b)) or December 31, 2005, Novartis shall continue to compensate Reliant at the rate of twenty percent (20%) of Net Sales in the first twelve (12) months after such date and ten percent (10%) of Net Sales in the subsequent twelve (12) months after such date. For purposes of calculating the compensation to Reliant payable pursuant to this Article 6.2(b), Net Sales shall include VA Net Sales. Payment of such compensation for all such periods shall be made within thirty (30) days following the end of each Month during such periods by wire transfer of immediately available funds to an account designated by Reliant. Thereafter, Novartis will not be obligated to further compensate Reliant, except as otherwise set forth herein. The foregoing notwithstanding, (i) in the event that this Agreement is terminated by Novartis under Article 7.5 or 15.7 hereof prior to December 31, 2005, the compensation amounts due to Reliant under this Article 6.2(b) shall be calculated by multiplying the amount otherwise due under this Article 6.2(b) by a fraction the numerator of which equals the number of months elapsed since the Effective Date as of the date of termination and the denominator of which equals sixty (60) and (ii) Reliant shall not be entitled to any compensation under this Article 6.2(b) following the termination of this Agreement prior to December 31, 2005 in the event that prior to December 31, 2005 (A) Reliant has not performed all material duties and obligations under this Agreement or (B) this Agreement was terminated by Novartis pursuant to Article 7.1, 7.2 or 7.4 or by either party pursuant to Article 7.3 hereof.

(c)           VA Net Sales. Until the earlier to occur of the date of the termination of this Agreement or December 31, 2005, unless the VA Contract is earlier terminated,

Reliant shall receive additional compensation in an amount equal to [***] percent ([***]%) of VA Net Sales. For the avoidance of doubt, other than with respect to Article 6.2(b) above, the amount of VA Net Sales will be excluded from the calculation of Net Sales and will not entitle Reliant to receive any other compensation pursuant to this Article VI. Payment of such compensation shall be made within thirty (30) days following the end of each Month during the Term by wire transfer of immediately available funds to an account designated by Reliant. Such monthly payments shall be calculated based on the VA claims made during the applicable Month, with a “true-up” to occur, for a period of six (6) months following the earlier of the termination of the VA Agreement or the expiration of the Term, with respect to each such Month to account for any lag in chargeback submissions. Any such “true-up” amounts due hereunder shall be paid by Reliant to Novartis within thirty (30) days following invoice by Novartis. The parties acknowledge that Reliant owes Novartis an amount equal to $[***] with respect to VA Net Sales for periods prior to March 1, 2005, as provided on Schedule 6.2(c) attached hereto. Novartis shall have the right to offset said amount against any Monthly Payment Amount calculated and payable following the New Effective Date pursuant to Article 6.3(a) below. Such offset by Novartis shall be the sole recourse by Novartis in respect of such $[***] unless this Agreement is terminated before such amount is offset in full, in which event the unpaid balance of such amount shall be payable in full by Reliant within thirty (30) days following the date of invoice by Novartis.

6.3           Payment in Agreement Year 2005.

(a)           For the first two Months of each Quarter during Agreement Year 2005, the Monthly Payment will be calculated according to the following formula:  [***] (the “Reliant Split Percentage”)} = the “Monthly Payment Amount”. If the Monthly Payment Amount is negative, no Monthly Payment Amount will be paid to Reliant or Novartis. Each Monthly Payment Amount will be paid by Novartis to Reliant within thirty (30) days of the last day of each Month.

(b)           Within fifteen (15) days of the last day of each Quarter of Agreement Year 2005, a quarterly reconciliation will be calculated according to the following formula:  [***] (the “Quarterly Total Net Compensation”) less (the sum of Monthly Payment Amounts

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paid by Novartis to Reliant with respect to the first two Months of the relevant Quarter) (the “Quarterly Payment Amount”). The Quarterly Payment will be made by Novartis to Reliant, if the Quarterly Payment Amount is greater than zero ($0.00). The Quarterly Payment Amount will be paid by Reliant to Novartis, if the Quarterly Payment Amount is less than zero ($0.00) (the “Quarterly Shortfall Payment Amount”), provided that such Quarterly Shortfall Payment Amount, which shall be deemed to be a positive number, will be capped at an amount equal to the sum of (i) the Monthly Payment Amounts paid by Novartis to Reliant with respect to the first two Months of the relevant Quarter, if any, and (ii) the Quarterly Reserve Account balance (as defined below) as of the beginning of the relevant Quarter. Any Quarterly Payment Amount or Quarterly Shortfall Payment Amount due hereunder shall be paid within thirty (30) days of the last day of the relevant Quarter.

(i)            Creation of the Quarterly Reserve Account. In the first Quarter of 2002, Reliant will create a notional reserve account (the “Quarterly Reserve Account”) to be used for purposes of determining the payment obligation, if any, to Novartis in subsequent Quarters as a result of the Quarterly Payment Amount calculation yielding an amount less than zero ($0.00). As of the end of the first Quarter of 2002, the Quarterly Reserve Account will be deemed to have an initial balance equal to the lesser of (i) $[***], and (ii) [***]

(ii)           Mechanism for Adjusting the Quarterly Reserve Account Balance. At the end of the second Quarter of 2002, and at the end of each Quarter thereafter, the maximum possible balance in the Quarterly Reserve Account (the “Maximum Quarterly Reserve Account Balance”) will be equal to the greater of (i) $[***]and (ii) [***]

Beginning with the second Quarter of 2002, and in each Quarter thereafter, in the event the balance in the Quarterly Reserve Account at the beginning of the relevant Quarter is less than the Maximum Quarterly Reserve Account Balance as updated at the end of such Quarter, the balance in the Quarterly Reserve Account will be increased at the end of such Quarter by an amount equal to the lesser of (a) the Quarterly Total Net Compensation due to Reliant for the relevant Quarter, if a positive number, otherwise $0.00, and (b) an amount equal to the difference between the Maximum Quarterly Reserve Account Balance as updated at the end of such Quarter and the Quarterly Reserve Account balance at the beginning of such Quarter. Any compensation due Reliant in the relevant Quarter in excess of the amount required to increase the balance in the Quarterly Reserve Account to the Maximum Quarterly Reserve Account Balance will be irrevocably earned by Reliant.

Beginning with the second Quarter of 2002, and in each Quarter thereafter, to the extent a Quarterly Shortfall Payment Amount is due from Reliant to Novartis, the Quarterly Reserve Account balance as of the beginning of the relevant Quarter will be reduced at the end of such Quarter by the amount by which the Quarterly Shortfall Payment Amount exceeds the sum of Monthly Payment Amounts paid by Novartis to Reliant during the first two months of such Quarter, if any; provided,

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however, that in no event shall the balance in the Quarterly Reserve Account at the end of such Quarter be less than zero ($0.00).

(c)           Within thirty (30) days after the earlier of December 31, 2005 or the last day of the Month in which this Agreement is terminated, a final reconciliation will be calculated according to the following formula:  {[(Net Sales for the Quarter in which such expiration or termination occurs up to and including the date of such expiration or termination (the “Termination Date”)) [***] less (the sum of the Monthly Payment Amounts paid by Novartis to Reliant in the relevant Quarter) (the “Termination Payment Amount”). The Seasonalized Net Sales Baseline for the Month in which the Termination Date occurs will be prorated for the number of days in the Month in which the Termination Date occurs. The Termination Payment Amount will be paid by Novartis to Reliant, if the Termination Payment Amount is greater than zero ($0.00). The Termination Payment Amount will be paid by Reliant to Novartis, if the Termination Payment Amount is less than zero ($0.00) (the “Termination Shortfall Payment Amount”), provided that such Termination Shortfall Payment Amount, which shall be deemed to be a positive number, will be capped at an amount equal to the sum of (i) the Monthly Payment Amounts paid by Novartis to Reliant with respect to the first two Months of the relevant Quarter, if any, and (ii) the Quarterly Reserve Account balance as of the beginning of such Quarter. Any Termination Payment Amount or Termination Shortfall Payment Amount due hereunder shall be paid within forty-five (45) days of the last day of such Quarter.

6.4           Record Keeping. Novartis shall keep full and accurate books, records and invoices with respect to Net Sales and the amount of compensation payable to Reliant hereunder for no less than three (3) years after the end of the last year in which compensation is payable pursuant to this Article VI. Novartis shall permit Reliant, at Reliant’s expense, to have such books and records examined by an independent auditor retained by Reliant and acceptable to Novartis, during regular business hours and upon reasonable advance notice, but no later three (3) years following the rendering of such reports, accounting and payments, and no more often than two (2) times per Agreement Year during the Term or calendar year thereafter. Such independent auditor shall keep confidential any information obtained during such examination, shall report to Reliant only the Net Sales and the amounts of compensation that the independent auditor believes to be due and payable thereunder and shall not unreasonably interfere with Novartis’ operations. Any such information so reviewed and any such information reported to Reliant shall be considered the Proprietary Information of Novartis. The fees and expenses relating to the services of the said independent auditor in accordance with this Article 6.4 shall be borne by Reliant, provided however that Novartis shall reimburse Reliant, for such fees and expenses in the event the audit reveals an error equal to or exceeding five percent (5%) of Net Sales or amounts of compensation due to Reliant, so long as the amount of the error exceeds fifty thousand dollars ($50,000).

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6.5           Intentionally Omitted.

6.6           Adjustment.

(a)           Upon the occurrence of any of the events set forth in clauses (i) through (vii) of this Article 6.6(a), and upon Reliant’s request therefor, members of senior management of each of Reliant and Novartis will convene without undue delay to assess in good faith the impact of such event and, if deemed necessary, attempt to agree on equitable adjustments to the Annual Net Sales Baseline for Agreement Year 2005, compensation to Reliant in respect of Net Sales, PSME levels, the Staffing Baseline and/or required Details provided for in Articles 4.3 and 4.5, commensurate with the parties’ projected assessment of such impact. In the event that Reliant and Novartis are unable to reach agreement with respect to such equitable adjustments (including, without limitation, whether any such adjustments are necessary) within ten (10) business days of Reliant’s request for a meeting pursuant to this Article 6.6(a), then the matters still in dispute shall, not later than twenty (20) business days after the first date on which one of the parties affirmatively terminates discussions in writing with respect to such equitable adjustments (the “Negotiation Termination Date”), be submitted for resolution to one of the entities listed on Schedule 6.6(a) attached hereto as selected by Novartis (the “Expert”) who, acting as an expert and not as an arbitrator, shall resolve the matters still in dispute. Any reference to the Expert shall be deemed to include a reference to any member or employee thereof that such firm may designate as the Expert to act on its behalf. In the event that Novartis fails to notify Reliant in writing of its selection of Expert from the choices set forth in this Article 6.6(a) within five (5) business days following the Negotiation Termination Date, then Reliant shall select the Expert by written notice to Novartis. The Expert’s resolution of the matters in dispute shall be final and binding on the parties. The Expert shall make a determination as soon as practicable and in any event within thirty (30) days (or such other time as the parties hereto shall agree in writing) after its engagement. The fees and expenses of the Expert shall be divided equally between Reliant and Novartis. Reliant and Novartis shall each make readily available to the Expert all relevant books and records requested by the Expert and shall otherwise cooperate with the Expert in connection with the resolution of any matters in dispute arising under this Article 6.6(a). In the event that the Expert shall be unable or unwilling to perform the services called for under this Article 6.6(a), the Expert shall be selected in accordance with the commercial rules of the American Arbitration Association.

(i)            Any contracts of the type described in Article 3.1(i) to which Novartis is a party on the New Effective Date are (A) terminated by Novartis, (B) terminated by any other party to such contract due to a breach by Novartis of such contract or (C) not renewed by Novartis in accordance with their terms;

(ii)           An OTC Product is commercialized by or on behalf of Novartis or pursuant to a license to the Patents granted by Novartis;

(iii)          Clinical studies are published by or on behalf of Novartis that reveal results materially different from the data submitted to the FDA in support of the NDA;

(iv)          An amendment to the Product label required by the FDA and involving a so-called Black Box Warning;

(v)           Novartis materially increases or expands its discounting practices with respect to the Product;

(vi)          Novartis elects to reduce the price (Wholesale Acquisition Cost [WAC]) of the Product below a price equal to the price for such Product on the Effective Date;

(vii)         Novartis bundles or integrates the Product with other products in a way that results in the Product being sold a price which is less than its fair arm’s length market value.

(b)           In the event that, at any time during the Term, Reliant or Novartis develops a good faith belief that the requirements for staffing, Primary Detail Equivalents and/or PSME commitments pursuant to Articles 4.3 and 4.5 should be adjusted downward in order to optimize (right-size) Reliant’s promotional effort for the Product, then upon such party’s request, members of senior management of each of Reliant and Novartis will convene without undue delay to assess in good faith such party’s belief and attempt to agree on appropriate adjustments to any or all of the requirements for staffing, Primary Detail Equivalents and/or PSME commitments pursuant to Articles 4.3 and 4.5. In the event that Reliant and Novartis are unable to reach agreement with respect to such downward adjustments (including, without limitation, whether any such adjustments are necessary) within ten (10) business days of the request for a meeting pursuant to this Article 6.6(b), then Novartis shall retain the right to ultimately determine whether any such adjustments shall be made and the extent of such adjustments.

ARTICLE VII

TERMINATION

7.1           Termination for Material Breach. Either party may terminate this Agreement in the event that the other party materially breaches or materially fails to perform any material covenants, duties or obligations under this Agreement, where such breach remains uncured, or such failure to perform continues, for at least sixty (60) days after the aggrieved party shall have given written notice of the breach or failure to perform to the other party. If, after the sixty (60) day period for cure and/or performance, such breach remains uncured or such failure to perform continues, the aggrieved party may provide written notice to the other party of termination of this Agreement (“Notice of Termination”). Such termination shall be effective seven (7) days from receipt of said Notice of Termination.

7.2           Termination for Failure to Make Payments. Either party may terminate this Agreement in the event that the other party fails or refuses to pay amounts due to such other party as and when due, which failure or refusal to pay is not cured within thirty (30) days after the other party gives written notice of non-payment to the defaulting party.

7.3           Termination for Withdrawal. Each party agrees to notify the other immediately of any pending or threatened event of which the party is aware, which may lead to withdrawal of the Product from the market, including without limitation: (a) actual or threatened regulatory action by the FDA or other governmental entity; (b) safety concerns relating to the Product; or (c) entry of an injunction or other court order prohibiting or enjoining Novartis or Reliant from marketing the Product in the Territory. The final decision as to whether to withdraw the Product shall be within Novartis’ sole discretion, although Reliant may make recommendations regarding any such proposed action. This Agreement may be terminated at any time with written notice by either party if the Product is withdrawn from the market in the Territory, but, in any such event, settlement of any amounts owed by either party to the other shall be promptly made. Any such withdrawal and/or termination shall not impact on either party’s rights and/or remedies accrued prior thereto.

7.4           Termination for Breach of Warranty. Either party may terminate if any representation or warranty made herein by the other party proves to be materially false or misleading when made.

7.5           Termination for Insolvency, etc. Either party may terminate this Agreement effective immediately upon written notice in the event (a) a court of competent jurisdiction enters a decree or order of relief appointing a receiver, liquidator, assignee, trustee or similar official of the other party or any substantial part of its assets and such decree or order is consented to by the other party or continues unstayed and in effect for a period of seventy five (75) days, (b) the other party files a voluntary petition or acquiesces in or commences a case, proceeding or other action or fails to contest an involuntary petition, case, proceeding or other action under any bankruptcy, insolvency, reorganization or similar law, (c) an insolvency petition, case, proceeding or other action is filed against the other party under any bankruptcy, insolvency, reorganization or similar law which is not dismissed within seventy five (75) days, (d) the other party makes a general assignment for the benefit of its creditors or (e) the other party is dissolved or liquidated.

7.6           Termination Without Cause. Either party may terminate this Agreement without cause as of January 1, 2006 or any date thereafter during the Term upon at least ninety (90) days prior written notice specifying the date of termination, which notice may be given prior to January 1, 2006.

7.7           Additional Termination Rights. This Agreement may be terminated by Reliant upon the occurrence of any one or more of the following:

(a)           Novartis’ rights to use the Trademarks (or any of them if there are more than one) is lost, diminished, limited or restricted in any way and such loss, diminution, limitation or restriction is materially detrimental to Reliant;

(b)           Novartis is enjoined, prohibited or restricted from making, using or selling a Product or granting Reliant the rights granted to it by Novartis hereunder, in any such case, pursuant to an award, judgment, decree or other order of any court or other governmental, administrative or regulatory authority;

(c)           Reliant is enjoined or prohibited from marketing the Product in the Territory (and such injunction or prohibition was not caused by an action or omission of Reliant);

(d)           One or more patents issue in the United States that prohibit, limit or otherwise adversely impact the Net Sales of the Product;

(e)           Novartis is (i) unwilling or (ii) unable (other than as a result of an event that qualifies as a force majeure event under Article 15.7 hereof), to perform its obligations under Article 5.1(a) and or (b) hereof (which is not cured within fifteen (15) days following written notice thereof by Reliant to Novartis); provided that for the purposes of this Article 7.7, Novartis’ obligation shall not be qualified by “commercially reasonable efforts”; and/or

(f)            Novartis or an Affiliate of Novartis fails to take reasonable action within a reasonable period of time to abate the infringement by a third party of any Patent and/or any Trademark, and such failure is materially detrimental to Reliant’s exercise of its rights or performance of its obligations under this Agreement.

Reliant shall provide written notice to Novartis of its intent to terminate under this Article 7.7, which termination shall become effective thirty (30) days after delivery of such notice; provided that such notice delivered in connection with Article 7.7(e) shall become effective fifteen (15) days after delivery of such notice.

7.8           Effect of Reliant Termination. In the event Reliant elects to terminate this Agreement prior to December 31, 2005 pursuant to Article 7.1, 7.4 or 7.7, Novartis shall, upon demand, pay to Reliant (a) all amounts due to Reliant under Article VI hereof and (b) the Make Whole Amount. For the purposes of this Article 7.8, the “Make Whole Amount” means an amount equal to [***] dollars ($[***]) multiplied by a fraction the numerator of which equals the number of months left in the period from the date of termination through December 31, 2005, including the month in which the termination occurs and the denominator of which equals sixty (60).

7.9           Obligations Upon Termination or Expiration. Upon termination or expiration of this Agreement, the mutual rights and obligations of the parties hereunder shall forthwith terminate; provided, however, that (a) no such expiration or termination shall terminate or otherwise affect any right or obligation accruing hereunder prior to such expiration or termination, or accruing thereafter in respect of any event occurring prior thereto and (b) except if this Agreement is terminated by Novartis pursuant to Article 7.1, 7.2 or 7.4,

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Reliant shall have the right to sell to Novartis and Novartis shall purchase from Reliant, at Reliant’s cost, Reliant’s existing inventory of sample Product (including sample Product ordered prior to termination but delivered after termination). Upon termination of this Agreement, Reliant shall deliver to Novartis all Promotional Materials developed pursuant to this Agreement.

7.10         Ownership of Name of Sales Force. Upon termination or expiration of this Agreement, Reliant shall retain ownership of the name and logo of the Sales Force.

ARTICLE VIII

WARRANTIES, REPRESENTATIONS AND COVENANTS

8.1           Representations and Warranties of Novartis. Novartis hereby represents and warrants to Reliant as of the New Effective Date as follows:

(a)           Organization. Novartis is (i) a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and (ii) has all necessary corporate power and corporate authority to own its properties and to conduct its business, as currently conducted.

(b)           Authorization. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby are within the corporate power of Novartis, have been duly authorized by all necessary corporate proceedings of Novartis, and this Agreement has been duly executed and delivered by Novartis.

(c)           Execution and Delivery. Neither the execution of this Agreement nor the consummation of the transactions contemplated herein:  (i) requires Novartis to obtain any material approval, consent or withholding of objections on the part of any regulatory or governmental body or any other third party (including, without limitation, any Affiliate of Novartis), other than those already obtained by Novartis; (ii) will result in any violation or breach of any term or provision of Novartis’ Certificate of Incorporation, Bylaws or similar charter documents; (iii) will constitute a breach or default under any material indenture, mortgage, deed of trust, license agreement or other contract or agreement to which Novartis or any Affiliate of Novartis may be subject, which breach or default would have a material adverse effect on the Product, the Novartis IP or Reliant’s ability to exploit the rights granted to it under this Agreement; or (iv) will violate any provision of any judicial, governmental or administrative order, writ, injunction, award, judgment or decree applicable to Novartis or any Affiliate of Novartis.

(d)           Binding Obligation. This Agreement constitutes the valid and binding obligation of Novartis, enforceable against Novartis in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors’ rights in general and to general principles of equity (regardless of whether considered in a proceeding in equity or an action at law).

(e)           Broker. Neither Novartis nor any officer, director or agent of Novartis has employed any broker, finder, or agent with respect to this Agreement or the transactions contemplated hereby.

(f)            Patents and Trademarks. The trademark Lescol is the only Trademark under which the Product is being marketed, promoted, detailed or sold in the Territory. The Lescol Trademarks are currently being used commercially by Novartis, and with the exception of any trade names included in the definition of Trademarks have been properly filed and registered with the U.S. Patent and Trademark Office and are valid and in full force and effect. The Patents that cover or the Products and, to Novartis’ knowledge, the other Patents that relate to the Products are valid and in full force and effect.

(g)           Product Related Intellectual Property. (i) Novartis owns or possesses adequate licenses or other valid rights to use all Patents, patent applications, patent rights, Trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights and copyright registrations and applications, copyright rights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the Products that are necessary to permit Novartis to discharge its obligations under this Agreement with respect to the Products, including, without limitation, granting the rights and licenses granted to Reliant under this Agreement (collectively, the “Novartis IP”), free and clear of  any liens, licenses, obligations, transfer agreements, transfer restrictions, enforceable claims, royalties or encumbrances that would prevent Novartis from discharging its obligations under this Agreement for the Products, and (ii) Novartis is unaware of any assertion or claim challenging the ownership, use or validity of any of the foregoing. Any licenses associated with the Novartis IP are valid and binding and are enforceable in accordance with their respective terms, and there are no material breaches or defaults thereunder. To the extent that any of the Patents and Trademarks are not owned by Novartis, such Patents and Trademarks are owned by an Affiliate of Novartis, and Novartis licenses or has the right to use such Patents and Trademarks from such Affiliate of Novartis. Novartis will not take any action to terminate, and Novartis will prevent its Affiliates from taking any action to terminate, any license or grants of rights from an Affiliate of Novartis to Novartis with respect to the Patents and Trademarks. Novartis has the right to grant to Reliant all of the rights and licenses granted to Reliant under this Agreement.

(h)           No Infringement. The manufacture, use or sale of the Product by Novartis or the use of the Trademarks and any other Novartis IP used to promote the Product in the Territory for the sale of the Product do not and to Novartis’ knowledge will not infringe any valid rights of any third party including inter alia intellectual property rights (other than such rights as to which Novartis is directly or indirectly licensed). To Novartis’ knowledge, at the New Effective Date, Novartis is unaware of any third party infringement of the Patents, Trademarks or other intellectual property  rights relating to the Product.

(i)            Adverse Drug Experiences. Novartis has informed Reliant of all relevant adverse drug experiences related to the Product of which it has knowledge.

(j)            Litigation. Except as set forth on Schedule 8.1(j), there is no litigation, arbitration proceeding, governmental investigation, action or claims of any kind, pending or, to the knowledge of Novartis, threatened, (collectively “Novartis Claims”), by or against Novartis or any of its Affiliates relating to the Product, including, without limitation, any Claims regarding breach of express or implied warranty or representation or failure to warn or relating to personal injury, property damage or other liability arising from or caused by the Product which would in anyway impede, impair, restrict or interfere with the rights granted Reliant hereunder or the ability of Reliant or Novartis to perform their respective obligations hereunder.

(k)           Promotional Materials. All Promotional Materials relating to the Product supplied by Novartis are in material compliance with all applicable laws and regulations.

(l)            Regulatory Approvals. Novartis has obtained and will obtain all material regulatory approvals, licenses and permits which are required to be obtained for in order to permit (i) sales of the Product in the Territory and (ii) Novartis to discharge its obligations hereunder.

8.2           Representations and Warranties of Reliant. Reliant hereby represents and warrants to Novartis as of New Effective Date as follows:

(a)           Organization and Conversion. Reliant is (i) a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and (ii) has all necessary corporate power and corporate authority to own its properties and to conduct its business, as currently conducted. Following the conversion of Reliant from a limited liability company to a corporation, the equityholders of Reliant immediately prior to such conversion held shares in the resulting corporation in approximately the same relative proportions as they did in the pre-conversion entity.

(b)           Authority. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby are within the corporate power of Reliant, have been duly authorized by all necessary corporate proceedings of Reliant, and this Agreement has been duly executed and delivered by Reliant.

(c)           Execution and Delivery. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby:  (i) requires Reliant to obtain the approval, consent or withholding of objection on the part of any regulatory or governmental body or any other third party (including, without limitation, any Affiliate of Reliant);  (ii) will result in any violation or breach of any term or provision of Reliant’s Certificate of Incorporation, Bylaws or similar charter documents; (iii) will constitute a default under any material indenture, mortgage, deed of trust, license agreement, or other contract or agreement to which Reliant is a party, which breach or default would have a material adverse effect on Reliant’s ability to perform its obligations under this Agreement; or (iv) will violate any provision of any judicial, governmental or administrative order, writ, injunction, award, judgment or decree applicable to Reliant.

(d)           Binding Obligation. This Agreement constitutes the valid and binding obligation of Reliant, enforceable against Reliant in accordance with its terms, subject to bankruptcy reorganization, insolvency and other similar laws affecting the enforcement of creditors’ rights in general and to general principles of equity (regardless of whether considered in a proceeding in equity or an action at law).

(e)           Broker. Neither Reliant nor any officer, director or agent of Reliant, has employed any broker or finder with respect to this Agreement or the transactions contemplated hereby.

(f)            Adverse Drug Experiences. Reliant has informed Novartis of all relevant adverse drug experiences related to the Product of which it has knowledge.

(g)           Litigation. Except as set forth on Schedule 8.2(g), there is no litigation, arbitration proceeding, governmental investigation, action or claims of any kind, pending or, to the knowledge of Reliant, threatened, (collectively “Reliant Claims”), by or against Reliant or any of its Affiliates relating to the Product, including, without limitation, any Reliant Claims regarding breach of express or implied warranty or representation or failure to warn or relating to personal injury, property damage or other liability arising from or caused by the Product.

8.3           Covenants.

(a)           Compliance with Laws. Each party covenants to the other that it will comply with all applicable local, state and federal laws and regulations in carrying out its obligations pursuant to this Agreement.

(b)           Quality Control. Novartis covenants that the Product to be manufactured, packaged, distributed and sold by Novartis will, at the time of shipment by or on behalf of Novartis, not be misbranded or adulterated under the terms of the Act.

(c)           Cooperation. Each party covenants that it will use its commercially reasonable efforts, consistent with applicable law, to maximize Net Sales by supporting and cooperating with the other party in its efforts under this Agreement. Novartis further agrees that in the event Novartis elects to (i) stop or slow shipping of Product, (ii) ”load” sales of the Product, (iii) encourage or require customers to “buy in” Product, in each case, during the fourth Quarter of any Agreement Year in a manner that could reasonably be expected to have the effect of reducing or increasing Net Sales and thereby disadvantage Reliant under this Agreement, then for the purposes of this Agreement, such reduced or increased sales will be deemed booked by Novartis in a manner that does not so detriment Reliant.

(d)           Compliance with Certain Agreements. Novartis shall comply with, and shall cause its Affiliates to comply in all material respects with the terms of any agreements through which Novartis or its Affiliates are granted rights or licenses relating to the Novartis IP, except where the failure to so comply with such agreements could not reasonably be expected to adversely effect Reliant’s ability to perform its obligations under this Agreement. Novartis shall use commercially reasonable efforts to (i) cause the counterparty to any such agreements to perform under such agreements and (ii) retain its rights to the Novartis IP to the extent necessary to discharge its obligations under this Agreement with respect to the Products, including, without limitation, granting the rights and licenses granted to Reliant under this Agreement.

8.4           Novartis Disclaimer. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NOVARTIS DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH REGARD TO THE PRODUCT, INCLUDING, WITHOUT LIMITATION, THE WARRANTY OF MERCHANTABILITY AND WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

8.5           Reliant Disclaimer. EXCEPT AS EXPRESSLY PROVIDED HEREIN, RELIANT DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED.

ARTICLE IX

INTELLECTUAL PROPERTY

9.1           Maintenance. Novartis shall be responsible for and promptly pay when due, all fees necessary to maintain the Patents and Trademarks in full force and effect during the Term. Novartis shall promptly inform Reliant of any re-examination, reissue, term extension or other proceeding of similar force and effect relating to the Patents or Trademarks.

9.2           Notice of Infringement. If either party shall learn of a claim or assertion that the manufacture, use or sale of the Product in the Territory infringes or otherwise violates the intellectual or industrial property rights of any third party, or that any third party violates the intellectual or industrial property rights of Novartis in the Product in the Territory, then the party becoming so informed shall promptly, but in all events within fifteen (15) business days thereof, notify the other party to this Agreement of the claim or assertion.

9.3           Infringement of Third Party Intellectual Property by Novartis. In the event a claim of infringement of a third party’s intellectual property right arising out of (i) the promotion, marketing, Detailing, manufacture, distribution, use or sale of Product by Novartis, its Affiliates or Agents (other than Reliant, its Affiliates and agents) or (ii) to the extent such claim arises as a result of the fact that Reliant, its Affiliates or agents are promoting, marketing or Detailing the Product or using the Novartis IP (but expressly excluding claims arising from the techniques or systems not included in the Novartis IP that are used to promote, market or Detail the Product (“Reliant Promotion Techniques”)) is brought by a third party against either party (together, “Novartis Indemnified Claims”)),

Novartis shall defend such action at its own cost and expense and, at its own cost and expense, indemnify and hold harmless Reliant, its Affiliates, officers, managers, employees, representatives, consultants and agents (the “Reliant Infringement Indemnitees”) as set forth in Article 9.5 below.

9.4           Infringement of Third Party Intellectual Property by Reliant. In the event a claim of infringement of a third party’s intellectual property right arising out of the promotion, marketing and Detailing of Product by Reliant is brought by a third party against either party to the extent arising on account of Reliant’s, its Affiliate’s or agents (other than Novartis, its Affiliates and agents) use of Reliant Promotion Techniques (“Reliant Indemnified Claims”), Reliant shall defend such action at its own cost and expense and, at its own cost and expense, indemnify and hold harmless Novartis, its Affiliates, officers, managers, employees, representatives, consultants and agents (the “Novartis Infringement Indemnitees”) as set forth in Article 9.6 below.

9.5           Infringement Indemnification by Novartis. Notwithstanding any other provisions of this Agreement, but subject to Article 10.4, Novartis will defend, indemnify and hold harmless the Reliant Infringement Indemnitees from and against any and all liabilities, losses, damages, actions, claims and expenses suffered or incurred by Reliant Infringement Indemnitees (including reasonable attorneys’ fees, court costs and expert witnesses’ fees) resulting from any Novartis Indemnified Claims so long as any such claim does not arise from Reliant’s breach of this Agreement, violation of law or its negligent or intentionally wrongful conduct (it being expressly understood that Reliant’s reasonable exercise of its rights hereunder in accordance with this Agreement shall not be deemed a violation of law or its negligent or intentional wrongful conduct as pertaining to violation of another party’s intellectual property rights).

9.6           Infringement Indemnification by Reliant. Notwithstanding any other provisions of this Agreement, but subject to Article 10.4, Reliant will defend, indemnify and hold harmless the Novartis Infringement Indemnitees from and against any and all liabilities, losses, damages, actions, claims and expenses suffered or incurred by Novartis Infringement Indemnitees (including reasonable attorneys’ fees, court costs and expert witnesses’ fees) resulting from any Reliant Indemnified Claims so long as any such claim does not arise from Novartis’ breach of this Agreement, violation of law or its negligent or intentionally wrongful conduct (it being expressly understood that Novartis’ reasonable exercise of its rights hereunder with respect to the use of any Reliant intellectual property in accordance with this Agreement shall not be deemed a violation of law or its negligent or intentional wrongful conduct as pertaining to violation of another party’s intellectual property rights).

9.7           Third Party Infringement. In the event either party believes that a third party is infringing or otherwise violating Novartis’ intellectual or industrial property rights in the Product (a “Third Party Infringement”), Novartis and Reliant shall consult with each other and their respective counsel in order to develop a strategy for addressing the Third Party Infringement. In the event the parties agree to take legal action to stop the Third Party Infringement, they shall agree upon legal counsel to prosecute such action. Unless the parties agree upon a different formula for sharing the expenses (including attorney and expert fees) of such action and for sharing any award or settlement, they shall share them equally. In the event that one of the parties does not desire to participate in the action (the “Nonparticipating Party”), the other shall be free to bring the action in its own name, at its own expense and retain any award or settlement in its entirety. If necessary, the Nonparticipating Party shall join as a party to the suit but shall be under no obligation to participate except to the extent that such participation is required as the result of being a named party to the suit. The Nonparticipating Party shall offer reasonable assistance in connection therewith at no charge to the other party except for reimbursement of reasonable out-of-pocket expenses including reasonable attorney’s fees. If either party desires to retain counsel independently, at its own expense, the party may do so, but it shall not relieve the party of its obligations under this Article.

ARTICLE X

INDEMNITIES

10.1         Indemnification of Reliant. Novartis will defend, indemnify and hold harmless Reliant and its Affiliates, officers, directors, agents, representatives, consultants and employees (individually, a “Reliant Indemnified Party,” and collectively, the “Reliant Indemnified Parties”), from and against any and all liabilities, losses, damages, actions, claims and expenses, including reasonable attorneys’ fees, court costs and expert witnesses’ fees, (individually, a “Liability,” and collectively, the “Liabilities”) suffered or incurred by the Reliant Indemnified Parties that result from, or arise out of: (a) the manufacture, storage, packaging, production, transportation, distribution, sale or other disposition of the Product by Novartis, including, without limitation, liability related to or arising out of product liability and/or product tampering claims; (b) the acts or omissions of Novartis or any of its affiliates with respect to the manufacture or quality of the Product supplied by Novartis and/or its affiliates; (c) breach by Novartis of any representation, warranty, covenant or agreement contained in this Agreement; (d) any recall of the Product, or any seizure of the Product by any governmental agency, in either case, arising out of, relating to, or occurring as a result of, any failure of Novartis to manufacture or package the Product in accordance with any applicable government regulation or current Good Manufacturing Practices (cGMP’s); (e) Novartis’ failure to comply with any applicable law or regulation and (f) Novartis’ intentionally wrongful or negligent act, except to the extent any such Liability arises from (i) Reliant’s intentional malfeasance or negligence, (ii) Reliant’s breach of this Agreement or (iii) Reliant’s violation of any applicable law or regulation. The foregoing right of indemnification will not limit Novartis’ rights under Articles 9.6 and 10.2.

10.2         Indemnification of Novartis. Reliant will defend, indemnify and hold harmless Novartis and its Affiliates, directors, officers, agents, representatives, consultants and employees (individually, a “Novartis Indemnified Party,” and collectively, the “Novartis Indemnified Parties”), from and against any and all Liabilities suffered or incurred by the Novartis Indemnified Parties that result from or arise out of (a) breach by Reliant of any representation, warranty, covenant or agreement contained in this Agreement; (b) Reliant’s failure to comply with any applicable law or regulation or (c) Reliant’s intentionally wrongful or negligent act, except to the extent any such Liability arises from

(i) Novartis’ intentional malfeasance or negligence, (ii) Novartis’ breach of this Agreement or (iii) Novartis’ violation of any applicable law or regulation. The foregoing right of indemnification will not limit Reliant’s rights under Articles 9.5 and 10.1.

10.3         Conditions of Indemnification. The obligations of Novartis and Reliant under this Article X shall be subject to the following terms and conditions:

(a)           The party claiming a right to indemnification shall, within ten (10) business days of receipt of any claim, charge, suit or other action, give, in accordance with Article XII, written notice to the indemnifying party, of any such claim, charge, suit or other action received from a third party which is governed by the indemnity obligations of this Agreement;

(b)           The indemnifying party shall conduct, at its own expense, but in consultation with the other party, the defense of any and all such claims, charges, suits or other actions by a third party;

(c)           Neither party shall settle or admit liability with respect to any such claims, charges, suits or other actions which could result in liability to the other party without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed;

(d)           If the indemnifying party does not take the steps necessary against any such claims, charges, suits or other action by a third party, the party claiming indemnification may defend against or settle such claims, charges, suits or other action provided that that party may not settle such claims, charges, suits or other action without the prior written consent of the indemnifying party which consent shall not be unreasonably withheld or delayed; however, the defense and/or settlement under this Article 10.3(d) shall not act as a waiver of rights to indemnification under this Agreement, or any other rights or remedies of a party claiming indemnification and shall not excuse the indemnifying party from its obligations hereunder and all reasonable costs and expenses incurred by the party claiming indemnification shall be subject to indemnity by the indemnifying party; and

(e)           Each party will offer reasonable assistance to the other party in defending or settling the claim, at the expense of the indemnifying party.

10.4         Consequential Damages. Neither Reliant nor Novartis (which for the purposes of this Article 10.4 shall include their respective Affiliates, directors, managers, officers, employees, consultants, equity holders, representatives and agents) shall have any liability to the other for any punitive damages, special, incidental, consequential or indirect damages, relating to or arising from the loss of commercial or business opportunity, revenue or profit, in connection with or arising out of this Agreement, even if such damages may have been foreseeable; provided that such limitation shall not apply in the case of (a) fraud, (b) intentional misconduct and (c) any damages (including, without limitation, the types enumerated in this Article 10.4) claimed by or paid to a third party in a third party action.

ARTICLE XI

CONFIDENTIALITY

11.1         Proprietary Information. Pursuant to this Agreement, a party receiving Proprietary Information from the other, directly or indirectly, will treat such Proprietary Information as confidential, will use such Proprietary Information only for the purposes of this Agreement and will not disclose, and will take all reasonable precautions to prevent disclosure of, such Proprietary Information to third parties or to any of its officers, directors, managers, equity holders, employees, agents, representatives, Affiliates or consultants who are not required to know such Proprietary Information or who are not bound by a like obligation of confidentiality.

11.2         Exemptions. Nothing contained herein will in any way restrict or impair each party’s right to use, disclose or otherwise deal with any information deemed by the other party to be Proprietary Information which:

(a)           at the time of disclosure is publicly available or in the public knowledge;

(b)           after disclosure, lawfully becomes part of the public knowledge through publication or otherwise, but through no fault of either party;

(c)           the receiving party possesses at the time of disclosure by the other party and which was not acquired, directly or indirectly, from the other party;

(d)           is acquired by the receiving party from a third party who has a right to disclose such Proprietary Information;

(e)           as evidenced by written records, is independently developed by the receiving party without use of the Proprietary Information; or

(f)            is compelled to be disclosed by legal process, provided the party so compelled shall notify the other party and cooperate in any judicial proceeding initiated to contest compelling such disclosure.

11.3         Return of Proprietary Information. Each party agrees, at the request of the other party, at the end of the Term to either:

(a)           return to the other party all originals and copies of the other party’s Proprietary Information; or,

(b)           at the other party’s option, destroy all originals and copies of the other party’s Proprietary Information and to certify in writing such destruction to the other party.

11.4         Maintenance of Copies. Each party may maintain one (1) copy of any document containing Proprietary Information in its Law Department or with its outside legal counsel solely for archival purposes.

11.5         Expiration. The obligations of this Article XI shall expire ten (10) years after the end of the Term.

ARTICLE XII

NOTICES

12.1         Notices. All notices required or permitted hereunder shall be given in writing and sent by facsimile transmission, or mailed postage prepaid by certified or registered mail (return receipt requested), or sent by a nationally recognized express courier service, or hand-delivered at the following address:

Novartis Pharmaceuticals Corporation
59 Route 10
East Hanover, New Jersey  07936
ATTN:  Larry Perlow, Senior Vice President and General Manager

With a copy to:

Novartis Pharmaceuticals Corporation
59 Route 10
East Hanover, New Jersey  07936
ATTN:  General Counsel

Reliant Pharmaceuticals, Inc.
110 Allen Road
Liberty Corner, New Jersey  07938
ATTN:  Chief Operating Officer

With a copy to:

Latham & Watkins LLP
Sears Tower, Suite 5800
Chicago, Illinois  60606
ATTN:  Michael A. Pucker

All notices shall be deemed made upon receipt by the addressee as evidenced by the applicable written receipt.

ARTICLE XIII

PUBLICITY

13.1         Disclosure of Agreement Terms. Novartis and Reliant agree not to issue any press releases or public announcements concerning this Agreement without the prior consent of the other party to the form, timing and content of any such release or announcement, except as such release or announcement may be required by law. A party who desires to issue a press release or make any other public disclosure relating to this Agreement shall notify the other in writing at least ten (10) business days (or such shorter period where legally required) before the time of the proposed release. Such notice shall include the exact text of the proposed release and the time and manner of the release. The non-disclosing party shall respond promptly to the disclosing party with respect to such press release or other disclosure, and neither party shall unreasonably withhold its consent to any such press release or disclosure. This Article 13.1 applies to all disclosures concerning this Agreement including, without limitation, by way of the following: press releases, educational and scientific conferences, governmental filings, discussions with investment bankers (except for either party’s financial advisors who are obligated to keep the information confidential) public officials and the media. Novartis and Reliant recognize that disclosure of the terms of this Agreement to the IRS and other tax authorities may be required, and Novartis and Reliant each waives the requirements of this Article 13.1 with respect to disclosure to such entities. In disclosing any information covered by this Article 13.1 pursuant to a requirement of law, each party will use its reasonable efforts to secure confidential treatment from the applicable governmental authority when requested by either party.

13.2         Disclosure of Financial Terms. Except (i) as required by law, (ii) subject to the next sentence of this Article 13.2, to another Person in connection with a proposed merger, acquisition, or sale of all or substantially all of the assets of the disclosing party, and/or (iii) subject to the next sentence of this Article 13.2, to investment bankers and/or financing sources in connection with bona fide financing transactions involving Reliant or an Affiliate, neither party shall disclose to any third party, whether publicly or otherwise, any financial terms of this Agreement which have not been previously disclosed publicly pursuant to this Article 13.2 without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding anything to the contrary in this Agreement, under no circumstances shall Reliant directly or indirectly disclose any financial terms of this Agreement, which have not been previously disclosed publicly pursuant to this Article 13.2, (A) to any Competitor, or (B) to any pharmaceutical contract sales force organization. In disclosing any information covered by this Article 13.2(a) pursuant to a requirement of law, whether in connection with an Approved Transaction or otherwise, each party will notify the other of the proposed disclosure and each party will use its reasonable efforts to secure confidential treatment from the applicable governmental authority when requested by such other party and (b) in connection with disclosure permitted by clauses (ii) and/or (iii) of this Article 13.2, Reliant will require the party to whom it discloses such information to enter into a confidentiality agreement including terms with respect to disclosure of the financial terms of this Agreement not less strict than those set forth in

Schedule 13.2 attached hereto for a period ending not earlier than termination or expiration of the Term. Reliant will use reasonable commercial efforts to enforce its rights under any such confidentiality agreement.

ARTICLE XIV

INSURANCE

14.1         Insurance. Reliant and Novartis shall each at its own expense obtain and maintain insurance of the type and amount described in Article 14.2. Neither party shall do or omit to do any act, matter or thing which could prejudice or render voidable any such insurance. The insurance obligations hereunder may be met by a program of self-insurance.

14.2         Amount of Insurance. The parties agree that each will maintain during the performance of this Agreement the following insurance in amounts no less than that specified for each type:

(a)           General liability insurance with combined limits of one million dollars ($1,000,000) per occurrence and one million dollars ($1,000,000) per accident for bodily injury, including death and property damage;

(b)           Worker’s Compensation and disability insurance in the amount required by the law of the State in which the Reliant employees are located and employers liability insurance with limits of one million dollars ($1,000,000) per occurrence;

(c)           Auto liability insurance with combined limits of  one million dollars ($1,000,000) per occurrence and one million dollars ($1,000,000) per accident for bodily injury, including death and property damage; and

(d)           Excess liability insurance with combined limits of five million dollars ($5,000,000) per occurrence and five million dollars ($5,000,000) per accident for bodily injury, including death and property damage.

14.3         Evidence of Insurance. Each party will provide to the other party reasonable evidence of its insurance and thirty (30) days prior written notice of any cancellation of its coverage or reduction in coverage from the minimum requirements stated herein.

ARTICLE XV

MISCELLANEOUS

15.1         Headings. The titles, headings or captions and paragraphs in this Agreement are for convenience only and do not define, limit, extend, explain or describe the scope or extent of this Agreement or any of its terms or conditions and therefore shall not be considered in the interpretation, construction or application of this Agreement.

15.2         Invalid Provisions. Whenever possible, each provision or condition of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or condition of this Agreement should be prohibited or invalid under applicable law, such provision or condition shall be considered separate and severable from this Agreement to the extent of such prohibition or invalidity without invalidating the remaining provisions and conditions of this Agreement, so long as the remaining Agreement reflects the economic intentions of the parties as evidenced by this Agreement as a whole.

15.3         Entire Agreement. Subject to the last sentence of this Article 15.3, this Agreement (including all schedules and exhibits attached hereto, which are incorporated herein by this reference) sets forth the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes the Original Promotion Agreement and all negotiations, preliminary agreements, memoranda or letters of proposal or intent, discussions and understandings of the parties hereto in connection with the subject matter hereof. Subject to the last sentence of this Article 15.3, all discussions between the parties have been merged into this Agreement and neither party shall be bound by any definition, condition, understanding, representation, warranty, covenant or provision other than as expressly stated in or contemplated by this Agreement or as subsequently shall be set forth in writing and executed by a duly authorized representative of the party to be bound thereby. Notwithstanding anything in this Agreement, (i) all of the terms and provisions of the Original Promotion Agreement shall continue to apply with respect to any period prior to the New Effective Date and (ii) nothing herein shall relieve either party for failure to comply with the Original Promotion Agreement prior to the New Effective Date.

15.4         Amendments. No amendment, change or modification of any of the terms, provisions or conditions of this Agreement shall be effective unless made in writing and signed on behalf of the parties hereto by their duly authorized representatives.

15.5         Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original document, but all such separate counterparts shall constitute only one and the same instrument.

15.6         Waiver. No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such or other term, provision, or condition of this Agreement.

15.7         Force Majeure. Neither party shall be liable hereunder to the other party nor shall be in breach for failure to perform its obligations caused by circumstances beyond the control of either party, including, but not limited to, acts of God; fires; earthquakes; floods; riots; wars; civil disturbances; sabotage; accidents; labor disputes; shortages; government actions (including, but not limited to, priorities, requisitions, allocations and price adjustment restrictions). In the case of any such event, the affected party shall promptly notify the other party, and shall keep the other party informed of the efforts to resume performance. After sixty (60) days of such inability to perform, the parties agree to meet and in good faith discuss how to proceed. In the event that the affected party is prevented from performing its obligations pursuant to this Article 15.7 for a period of six (6) months, the other party shall have the right to terminate this Agreement.

15.8         Successors and Assigns. Subject to Article 15.9, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns permitted under this Agreement.

15.9         Assignment. Except as expressly provided below, neither party may assign this Agreement or delegate the performance of its obligations hereunder without the express prior written consent of the other party, except to an Affiliate of the assigning party, provided, however, that the assignor shall remain liable, together with the assignee, for the fulfillment of any and all obligations assigned. Any attempted assignment in violation of this provision shall be null and void. For the purposes of this Agreement, none of the following transactions (each an “Approved Transaction”) shall constitute an assignment or a delegation, but shall require prior written notice to Novartis:  (a) issuance by Reliant of securities in connection with any financing transaction or public offering, (b) Reliant consummating a Change of Control transaction and/or (c) assignment, transfer or delegation of this Agreement or Reliant’s obligations hereunder to one or more of the following persons or entities:  (A) PharmBay Investors, LLC, (B) Bay City Capital Fund II, L.P. or (C) any of the lineal descendants of Nicholas J. Pritzker, deceased, trusts primarily for the benefit of such lineal descendants, entities controlled by such lineal descendants and/or trusts for their benefit, in each case described in clauses (a), (b) and (c) so long as any such party agrees to be bound by all the terms and conditions of this Agreement and Reliant also remains responsible to Novartis for such party’s performance hereunder. During Agreement Year 2005, nothing herein shall preclude Reliant from entering into agreements with third parties to co-promote or assist Reliant in the marketing or promotion of the Product, including, without limitation, engaging a contract sales organization; provided that the foregoing shall not relieve Reliant of any of its obligations hereunder.

15.10      Survival. The provisions of Articles 3.2, 3.3, 3.4, 3.6, 4.10, 4.11, 4.12, 5.11, VI, VII, IX, X, XI, XII, XIII, XIV and XV shall survive, and remain in effect, after termination or expiration of this Agreement.

15.11       Construction. This Agreement has been prepared jointly and shall not be strictly construed against either party.

15.12       Governing Law. This Agreement shall be interpreted under and governed by the laws of the State of New Jersey, without giving effect to the conflicts of laws provisions thereof.

15.13       Relationship Between Parties. In the performances of the Services hereunder, Reliant shall be deemed to be and shall be an independent contractor and, as such, Reliant employees shall not be entitled to any benefits applicable to employees of Novartis. No provision of this Agreement shall be deemed to create or imply any contract of employment between Novartis and any employee of Reliant. None of the provisions of this Agreement are intended (i) to be for the benefit of any creditor or other person

(including any employee of Reliant) to whom any debts, liabilities or obligations are owed by any party hereto, or (ii) to create any debt, liability or obligation in favor of any creditor or other person (including any employee of Reliant), except the parties hereto. No such creditor or other person shall obtain any benefit from the provisions of this Agreement or shall, by reason of any such provisions, make any claims in respect of any debt, liability or obligation against any of the parties hereto or the Affiliates of either of them. Nothing contained in this Agreement shall be deemed to create any association, partnership, joint venture, or other relationship of principal and agent or master and servant between the parties to this Agreement or Affiliates thereof, or to provide either party with the right, power or authority, whether express or implied, to create any such duty or obligation on behalf of the other party.

15.14       Compliance with Laws. Reliant and Novartis agree to undertake all their respective obligations under this Agreement in material conformance with all applicable local, state and federal laws and regulations, as amended, including the Food Drug and Cosmetics Act, Section 1128B(b) of the Social Security Act, the Prescription Drug Marketing Act and similar state laws. By entering into this Agreement, it is not the intent of the parties to enter into any financial relationship or arrangement prohibited under state or federal fraud or abuse regulations, including but not limited to Sec. 1128B(b) of the Social Security Act, and any regulations promulgated thereunder, nor do the parties hereto have any belief that the relationship and compensation arrangement provided in this Agreement is prohibited. Neither party shall assert against the other that the compensation arrangement provided in this Agreement is grounds for voiding the Agreement or rendering the Agreement unenforceable.

15.15       Dispute Resolution. Subject to Articles 3.5(d) and 6.6(a), the parties will use their commercially reasonable efforts to resolve any disputes arising from this Agreement by good faith negotiation and mutual discussion for a period of thirty (30) days. Thereafter, each party shall be entitled to seek any remedy with respect to such dispute, whether pursuant to this Agreement, at law, equity or otherwise. During the pendency of any bona fide dispute, the parties shall continue to perform their respective obligations under this Agreement until such time as (i) the matter in dispute is finally resolved or (ii) this Agreement is terminated in accordance with its terms.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate on the day and year first above written.

RELIANT PHARMACEUTICALS, INC.	NOVARTIS PHARMACEUTICALS
CORPORATION

By:	By:

Title:	Title:

Exhibit 1:  Compensation to Reliant for Agreement Year 2005

AGREEMENT YEAR	Annual Net Sales Baseline ($ MILLIONS)	Annual Net Sales Forecast ($ MILLIONS)	Compensation to Reliant of Actual NET SALES ABOVE ANNUAL NET SALES BASELINE

2005	[***]	[***]	[***]	%

[***]:  Certain information on this page has been omitted and filed separately with the Commission.  Confidential treatment has been requested with respect to the omitted portions.

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Exhibit 2:  Seasonalization of Baseline

	Actual TRXs			Actual Net Sales
Month	2004 (000’s)	% of Total		2003 + 2004 (000’s)		% of Total
JAN	[***]	[***]	%	$	[***]	[***]	%
FEB	[***]	[***]	%	$	[***]	[***]	%
MAR	[***]	[***]	%	$	[***]	[***]	%
APR	[***]	[***]	%	$	[***]	[***]	%
MAY	[***]	[***]	%	$	[***]	[***]	%
JUN	[***]	[***]	%	$	[***]	[***]	%
JUL	[***]	[***]	%	$	[***]	[***]	%
AUG	[***]	[***]	%	$	[***]	[***]	%
SEP	[***]	[***]	%	$	[***]	[***]	%
OCT	[***]	[***]	%	$	[***]	[***]	%
NOV	[***]	[***]	%	$	[***]	[***]	%
DEC	[***]	[***]	%	$	[***]	[***]	%

Total	[***]	[***]	%	$	[***]	[***]	%

Annual Net Sales Baseline $ :

2005
$	[***]

Month
JAN	$	[***]
FEB	$	[***]
MAR	$	[***]
APR	$	[***]
MAY	$	[***]
JUN	$	[***]
JUL	$	[***]
AUG	$	[***]
SEP	$	[***]
OCT	$	[***]
NOV	$	[***]
DEC	$	[***]
Total	$	[***]

[***]:  Certain information on this page has been omitted and filed separately with the Commission.  Confidential treatment has been requested with respect to the omitted portions.

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Exhibit 3:  Sample Costs

Cost per unit of Product delivered to Reliant in 2005:

Unit	Cost per Unit
[***]	$[***]
[***]	$[***]

Cost per unit of Product delivered to Reliant in 2005 and in each subsequent Agreement Year will be [***]

[***]:  Certain information on this page has been omitted and filed separately with the Commission.  Confidential treatment has been requested with respect to the omitted portions.

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Schedule 1.40

Patents

Patent No.	Inventor	Assignee	Date Filed
4,571,428	Prasad K. Kapa	Novartis Pharmaceuticals Corp.	July 8, 1983
4,739,073	Faizulla G. Kathawala	Novartis Pharmaceuticals Corp.	March 4, 1985
5,118,853	George T. Lee and Oljan Repic	Novartis AG	February 26, 1991
5,189,164	Prasad K. Kapa and Kau-Ming Chen	Novartis AG	February 20, 1990
5,290,946	George T. Lee, Prasad K. Kapa and Oljan Repic	Novartis AG	November 23, 1992
5,354,772	Faizulla G. Kathawala	Novartis Pharmaceuticals Corp.	November 24, 1993
5,356,896	Mohan B. Kabadi and Richard V. Vivilecchia	Novartis AG	December 22, 1992

1

Schedule 1.73

Trademarks

Word Mark	Registrant	Registration No.	Filing Date
LESCOL	Novartis AG	1639501	June 8, 1990
LESCOL (Stylized)	Novartis AG	2171358	June 26, 1997

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Schedule 1.76

VA Contract

DEPARTMENT OF VETERANS AFFAIRS

Office of Acquisition and Material Management

National Acquisition Center

P.O. Box 76

Hines IL 60141

July 28, 2003

Serafina Oxner, Director

Novartis Pharmaceuticals Corporation

One Health Plaza

East Hanover, NJ  07936

Dear Ms. Oxner:

Your firm’s offer, dated June 30, 2003, in response to Solicitation No. RFP-797-NC-03-0022, for Fluvastatin Capsules, and Final Proposal Revision submission of July 16, 2003, are accepted. Contract number V797P-9110, has been assigned. This contract has a total yearly estimated value of $[***], for the base contract performance period of 8/7/03 – 8/6/04, and the contract includes four one-year options. Below is a list of the bottle sizes for all strengths and bottle prices that will be posted to the PPV and the field:

20 mg, Caps, 100s	00078-0176-05	$	[***]
20 mg, Caps, 30s	00078-0176-15	$	[***]
40 mg, Caps, 100s	00078-0234-05	$	[***]
40 mg, Caps, 30s	00078-0234-15	$	[***]
80 mg, Caps, 100s	00078-0354-05	$	[***]
80 mg, Caps, 30s	00078-0354-15	$	[***]

These prices awarded in this National Contract apply to purchases made by all facilities purchasing through the VA PPV Program:

a)             All Department of Veterans Affairs (DVA) facilities

b)            All Indian Health Service (IHS) Regions

c)             All Bureau of Prisons (BOP) facilities

d)            Department of Health & Human Service Supply Service Center at Perry Point (HHS)

e)             All Option 2 State Veteran Homes (see paragraph 2.2 State Veteran Homes).

[***]:  Certain information on this page has been omitted and filed separately with the Commission.  Confidential treatment has been requested with respect to the omitted portions.

1

Upon mutual agreement between your company and the Government, other Government entities (OGA), such as Immigration and Naturalization Services (INS), may be added to the contract by contract modification. A list of the facilities currently eligible for contract pricing can be accessed at the following address http://www.va.gov/pa&mm/nac/pharm/pharmpv.htm.

As with your FSS contract, quarterly sales reports (form available electronically), need to be submitted for the items purchased against this national contract, 60 days after completion of the applicable quarter, however, no IFF is collected on National Contract sales. The Government’s fiscal year is October 1st through September 30th, therefore, your first report will be for sales of August (4th Quarter of 2003), and is due no later than October 31, 2003.

Please do not hesitate to call me if you have any questions regarding this award.

Sincerely,

Pharmaceutical Team

National Contract Service (049A1N2PH)

2

SOLICITATION/CONTRACT ORDER FOR COMMERCIAL ITEMS

2.             Contract No.: V797P-9110

3.             Award Effective Date:

4.             Order Number:

5.             Solicitation Number:  RFP-797-NC-03-0022

a.             Solicitation Issue Date:  6/2/03

7.             For Solicitation Information Call:                  Name:  Deborah Koval

8.             Offer Due Date Local Time:  7/2/03  4:00 PM

9.             Issued By:                                    Code:  797

VA National Acquisition Center, PO Box 76, Hines, IL  60141

Handcarried bids may be delivered to the front
desk of the location indicated in Block 16

10.           This Acquisition Is:                                                                                       SIC:  325412

Size Standard:  [***]

11.           Delivery for FOB Destination Unless Block is Marked:  See Schedule

12.           Discount Terms:  None

13.           Deliver to:                                         DVA Pharmaceutical Prime Vender (See Attachment “A”)

16.           Administered By:                                                     VA National Acquisition Center

National Contract Service (049AIN2PH)

1st Avenue, 1 Block North of Cermak Rd., Bldg 37

Hines, IL  60141

17A.        Contractor  Offeror:                                        DUNS # 002147023

Novartis Pharmaceuticals Corporation

One Health Plaza

East Hanover, NJ  07936

[***]:  Certain information on this page has been omitted and filed separately with the Commission.  Confidential treatment has been requested with respect to the omitted portions.

3

18A.        Payment Will Be Made By:                Pharmaceutical Prime Vender

(See PPV Address – Attachment “A”)

19. Item No.	20. Schedule of Supplies/Service	21. Quantity		22. Unit	23. Unit Price		24. Amount
1.	Fluvastatin	Weighted Avg.

1a.	20 mg. Cap	[***]	%	Tab. 100’s	$	[***]	$	[***]
				30’s	$	[***]	$	[***]

Package Sizes 100, 30
NDC#s 00078-0176-05
00078-0176-15

1b	40 mg. Cap
	Package Sizes 100, 30	[***]	%	Tab. 100’s	$	[***]	$	[***]
	NDC#s 00078-0234-05			30’s	$	[***]	$	[***]
00078-0234-15

1c	80 mg. XLTab.
Package Sizes: 100, 30
	NDC# 00078-0354-05	[***]	%	Tab. 100’s	$	[***]	$	[***]
	00078-0354-15			30’s	$	[***]	$	[***]

28.           Contractor Is Required To Sign This Document and Return                        1              Copies

29.           Award of Contract:   Reference Original Officer Dated    6/30/03   and FPR dated 7/16/03

… is accepted as to items    1a, 1b, & 1c

[***]:  Certain information on this page has been omitted and filed separately with the Commission.  Confidential treatment has been requested with respect to the omitted portions.

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Summary of Award

Page 1(a)

ADDENDA TO CONTRACT SF-1449

Company Name:  Novartis Pharmaceuticals Corporation

Contract Number:  V797P-9110

The following are incorporated into and made a part of this Award:

1.             Standard Form 1449 and Summary of Award

2.             Novartis’ Offer dated 6/30/03.

3.             Final Proposal Revision dated 7/16/03

4.             Part I – Continuation of Standard Form 1449

5.             Part II – All Contract Terms and Conditions of Solicitation RFP-797-NC-03-0022, whether in full or by reference

6.             Performance Period of this contract shall be for one year, August 7, 2003, through August 6, 2004, plus 4 one-year option years.

7.             Novartis’ Company-wide Subcontracting Plan for the period of 10/1/02 – 9/30/03.

Contract Administrator(s):

[***]

Novartis Pharmaceuticals Corporation

One Health Plaza

East Hanover, NJ  07936

[***]:  Certain information on this page has been omitted and filed separately with the Commission.  Confidential treatment has been requested with respect to the omitted portions.

5

Schedule 4.10(b)(i)

Form of Reliant Status Report

Summary Information Schedule 4.10(b)(i)
	Month	QTD	YTD
PSME Spend
Samples
Advertising and Promotion
Other
# Sales Representative
# of Reps in Field
Avg. Days in Field/Rep
% Rep Turnover
Total # Territory
Number Vacant
# of Days Vacant
Territory 1
Territory 2
Territory 3
etc...

1

Lescol Sample Information Month XX

Lescol Actual Number of Samples

	Month		QTD		YTD
Decile	with P1 call	with P2 call	with P1 call	with P2 call	with P1 call	with P2 call
10
9
8
7
6
5
4
3
2
1
0 (Non-Writer)
Total Samples

Lescol Samples Planned

	Month		QTD		YTD
Decile	with P1 call	with P2 call	with P1 call	with P2 call	with P1 call	with P2 call
10
9
8
7
6
5
4
3
2
1
0 (Non-Writer)
Total Samples

2

Lescol Sample Information Month xx (continued)

Lescol Sample % Achieved

	Month		QTD		YTD
Decile	with P1 call	with P2 call	with P1 call	with P2 call	with P1 call	with P2 call
10
9
8
7
6
5
4
3
2
1
0 (Non-Writer)
Total Samples

3

Lescol Physicians Reach

Schedule 4.10(b)(i)  (continued)

Lescol P1 Physicians Contacted

	Month			QTD			YTD
Decile	# P1 Targets	# Contacted	% Achieved	# P1 Targets	# Contacted	% Achieved	# P1 Targets	# Contacted	% Achieved
10
9
8
7
6
5
4
3
2
1
0 (Non-Writer)
Total Number Contacted
% Contacted Targets

Lescol P2 Physicians Contacted

	Month			QTD			YTD
Decile	# P2 Targets	# Contacted	% Achieved	# P2 Targets	# Contacted	% Achieved	# P2 Targets	# Contacted	% Achieved
10
9
8
7
6
5
4
3
2
1
0 (Non-Writer)
Total Number Contacted
% Contacted Targets

4

Lescol Frequency of Calls

Schedule 4.10(b)(i)  (continued)

Lescol Actual Number of Calls

	Month			QTD			YTD
Decile	P1	P2	P1E	P1	P2	P1E	P1	P2	P1E
10
9
8
7
6
5
4
3
2
1
0 (Non-Writer)
Total Calls

Lescol Call Planned

	Month			QTD			YTD
Decile	P1	P2	P1E	P1	P2	P1E	P1	P2	P1E
10
9
8
7
6
5
4
3
2
1
0 (Non-Writer)
Total Calls

5

Lescol Frequency of Calls (continued)

Lescol Plan Achieved

	Month			QTD			YTD
Decile	P1	P2	P1E	P1	P2	P1E	P1	P2	P1E
10
9
8
7
6
5
4
3
2
1
0 (Non-Writer)
Total Calls

6

Schedule 4.10(b)(ii)

Form of Reliant Physician Level Data Report

Physician Level Xponent Data with Call and Sample Information

Schedule 4.10(b)(ii)

IMS # or ME Num	Product {i} TRx by Month	Product {i} NRx Month	Lescol Calls P1 by Month	Lescol Calls P2 by Month	Lescol Samples by Month
Unique Physician identifier	TRx for Competitive products (ex. Lipitor etc.) and Lescol	NRx for Competitive products (ex. Lipitor etc.) and Lescol	Lescol P1 Calls made by Sales Rep by month	Lescol P2 Calls made by Sales Rep by month	Lescol Samples by month

1

Schedule 4.14

Sample Accountability

[***]

[***]:  Certain information on this page has been omitted and filed separately with the Commission.  Confidential treatment has been requested with respect to the omitted portions.

1

Schedule 5.1

Novartis’ Standard Sales Terms and Conditions

[***]	[2 pages omitted]

[***]:  Certain information on this page has been omitted and filed separately with the Commission.  Confidential treatment has been requested with respect to the omitted portions.

1

Schedule 5.7(a)
Standard Sales Reporting Format

MONTHLY NET SALES	200X Actual January	200X Actual February	200X Actual March	200X Actual April	200X Actual May	200X Actual June	200X Actual July	200X Actual August	200X Actual September	200X Actual October	200X Actual November	200X Actual December	Total Jan Dec
Lescol Net Sales													$ 0
Lescol XL Net Sales													$ 0
Total Net Sales	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0
Contract Net Sales Baseline													$ 0
Net Sales Above Baseline	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0
Compensation Rate	00%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Compensation to Reliant	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0

1

Schedules 5.7(b)
Example of Backorder Reporting Format

SKU	No. of Units	Net Sales Value of Units	Date of Back Order	Estimated Fill Date

1

Schedules 5.7(c)
Example of Monthly Sales Reporting Format

MONTHLY NET SALES	2005 Actual January	2005 Actual February			2005 Actual March			2005 Actual April			2005 Actual May			2005 Actual June			2005 Actual July			2005 Actual August
Lescol	Nets Sales	$	[***]		$	[***]
Lescol XL	Net Sales	$	[***]		$	[***]
	Total Net Sales	$	[***]		$	[***]		$	[***]		$	[***]		$	[***]		$	[***]		$	[***]
	[***]	$	[***]		$	[***]
	[***]	$	[***]		$	[***]		$	[***]		$	[***]		$	[***]		$	[***]		$	[***]

	[***]	$	[***]		$	[***]
	[***]	[***]		%	[***]		%	[***]		%	[***]		%	[***]		%	[***]		%	[***]		%
	[***]	$	[***]		$	[***]		$	[***]		$	[***]		$	[***]		$	[***]		$	[***]

	[***]	$	[***]		$	[***]

	[***]	$	[***]		$	[***]		$	[***]		$	[***]		$	[***]		$	[***]		$	[***]
*[***]
*[***]
*[***]
*[***]
*[***]

[***]:  Certain information on this page has been omitted and filed separately with the Commission.  Confidential treatment has been requested with respect to the omitted portions.

1

Schedule 5.7(d)
Example of Daily Sales Reporting Format

PL Profit Center	LESCOL Total	LESCOL XL Total
Posting date	Balance Units	Balance Units
[***]	[***]	[***]

[***]:  Certain information on this page has been omitted and filed separately with the Commission.  Confidential treatment has been requested with respect to the omitted portions.

1

Schedule 6.2(c)

Amount Owed by Reliant
with Respect to VA Net Sales

Agreement Year	Total Reliant Compensation		Revised Compensation with VA adjustment

2003	$	[***]	$	[***]
2004	$	[***]	$	[***]
2005	$	[***]	$	[***]

The above represents the agreed final one time adjustment for VA Net Sales with respect to calendar years 2003, 2004, and through February 28, 2005.

[***]:  Certain information on this page has been omitted and filed separately with the Commission.  Confidential treatment has been requested with respect to the omitted portions.

1

Schedule 6.6(a)

Dispute Resolution Experts

McKinsey & Co.

Boston Consulting Group (BCG)

Bain & Company

1

Schedule 8.1(j)

Threatened Claims by or Against Novartis
Relating to the Products

[***]

[***]:  Certain information on this page has been omitted and filed separately with the Commission.  Confidential treatment has been requested with respect to the omitted portions.

1

Schedule 8.2(g)

Threatened Claims by or Against Reliant
Relating to the Products

[***]

[***]:  Certain information on this page has been omitted and filed separately with the Commission.  Confidential treatment has been requested with respect to the omitted portions.

2

Schedule 13.2

Confidentiality Provisions

In order to allow you to evaluate a possible negotiated business transaction (a “Transaction”) involving Reliant Pharmaceuticals, Inc., a Delaware corporation (the “Company”), you have requested certain information concerning the Company.

As a condition to your being furnished such information, you agree to treat any information concerning the Company, its affiliates and subsidiaries that has been or is furnished to you by or on behalf of the Company, at any time or in any form, together with all notes, interpretations, analyses, compilations, studies or other documents prepared by you or any of your directors, officers, employees, agents or advisors (including, without limitation, attorneys, accountants, consultants, bankers, financial advisors and any representatives of your advisors) (collectively, “Representatives”) that contain or otherwise reflect or are based, in whole or in part, on such information (collectively referred to as the “Evaluation Material”), in accordance with the provisions of this agreement. “Evaluation Material” does not include information that (a) was or becomes generally available to the public other than as a result of a disclosure by you or your Representatives or (b) was or becomes available to you on a non-confidential basis from a source other than the Company, or its advisors, provided that such source was not known by you to be bound by any agreement with the Company to keep such information confidential or to be otherwise prohibited from transmitting the information to you by a contractual, legal or fiduciary obligation.

You hereby agree that the Evaluation Material will be used solely for the purpose of evaluating a possible Transaction and that such information will be kept confidential. You and your Representatives shall not disclose any portion of the Evaluation Material to any person in any manner whatsoever, except to the extent that disclosure of such information is required by law, regulation, supervisory authority or other applicable judicial or governmental order. You may disclose the Evaluation Material to your representatives on a need to know basis, however, they should be informed of and bound to this agreement, and you agree to be responsible for any breach hereof on their part. You agree, at your sole expense, to take all reasonable measures (including but not limited to court proceedings) to restrain your Representatives from prohibited or unauthorized disclosure or use of the Evaluation Material.

In addition, without the prior written consent of the Company, you will not, and will direct your Representatives not to, disclose to any person (i) that the Evaluation Material has been made available to you or your Representatives, (ii) that discussions or negotiations are taking place concerning a possible transaction involving the Company and you, or (iii) any terms, conditions or other facts with respect to any such possible Transaction, including the status thereof. Such facts will be deemed to be included in the Evaluation Material for all purposes of this agreement.

In the event that you are requested or required by law, regulations or applicable judicial or governmental order to disclose any Evaluation Material, you will provide the Company with prompt written notice of such request or requirement. If, failing the entry of a protective order, you are, in the reasonable opinion of your counsel, legally compelled to disclose any portion of the Evaluation Material, you may disclose to the entity compelling such

i

disclosure only that portion of the Evaluation Material that your counsel advises that you are compelled to disclose, provided that you will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to that portion of the Evaluation Material that is being disclosed and you will cooperate with any action by the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Evaluation Material.

All Evaluation Material disclosed by or on behalf of the Company shall be and shall remain the property of the Company. As soon as reasonably practicable after being so requested in writing by the Company, you shall return or destroy all Evaluation Material, whether in printed or electronic form (and any copies thereof). Any destruction of Evaluation Material shall be confirmed by you in writing to the Company.

You understand and acknowledge that any and all information contained in the Evaluation Material is being provided without any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material, on the part of the Company. You agree that none of the Company or any of its affiliates or representatives shall have any liability to you or any of your Representatives. It is understood that the scope of any representations and warranties to be given by the Company will be negotiated along with other terms and conditions in arriving at a mutually acceptable form of definitive agreement should discussions progress to such a point and only those representations and warranties shall have any legal effect.

It is understood and agreed that money damages would not be a sufficient remedy for any breach of this agreement by you or your Representatives, that any such breach would result in ongoing and irreparable harm to the Company and that the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach and you further agree to waive any requirement for the security or posting of any bond in connection with any such remedy. Such remedy shall not be deemed to be the exclusive remedy for breach of this agreement but shall be in addition to all other remedies available at law or in equity to the Company. In the event of litigation relating to this agreement, the prevailing party shall be entitled to be paid by the other party all reasonable legal fees and other expenses such prevailing party has incurred in connection with such litigation, including any appeal therefrom.

This agreement is governed by the laws of the State of [            ] without regard to conflict of laws principles. You hereby irrevocably and unconditionally consent to submit to the non-exclusive jurisdiction of the courts of the State of [        ] and the United States of America located in the State of New Jersey for any action, suit or proceeding arising out of or relating to this letter agreement or the transactions contemplated hereby.

This agreement may not be amended except in writing signed by both parties hereto. No failure or delay by the Company in exercising any right, power or privilege hereunder or any partial exercise thereof shall operate as a waiver thereof or preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder. The invalidity or unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provisions of this agreement, which shall remain in full force and effect. For purposes of this agreement, the term “person” shall be broadly interpreted to include the media

ii

and any individual, corporation, partnership, group or other entity. This agreement may be executed in counterparts, each of which will be deemed to be an original, but all of which constitute the same agreement. Please confirm that the foregoing is in accordance with your understanding of our agreement by signing and returning to us a copy of this letter. This agreement shall terminate and be of no further force or effect from and after [     ] from the date hereof.

iii